UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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TrustCo Bank Corp NY

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2019 PROXY STATEMENT

and

Notice of Annual Meeting

TrustCo Bank Corp NY 2019 Proxy Statement

TrustCo Bank Corp NY 2019 Proxy Statement

Code of Conduct	53
SHAREHOLDER PROPOSALS	54
TRUSTCO SHAREHOLDERS	55
APPENDIX A: PROPOSED AMENDMENTS TO TRUSTCO BANK CORP NY AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND RELATED BYLAW AMENDMENTS AND DIRECTOR RESIGNATION POLICY	56
Certificate of Incorporation Amendment to Change the Vote for Approval of Certain Shareholder Matters	56
Director Resignation Policy	57
Certificate of Incorporation Amendment to Declassify the Board of Directors	58

APPENDIX B: 2019 EQUITY INCENTIVE PLAN	59

TrustCo Bank Corp NY 2019 Proxy Statement

5 Sarnowski Drive, Glenville, New York 12302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Shareholders of TrustCo Bank Corp NY:

Notice is hereby given that the Annual Meeting of Shareholders of TrustCo Bank Corp NY, a New York corporation, will be held at TrustCo Bank’s Loan Center, 6 Metro Park Road, Albany, New York 12205, on May 23, 2019, at 10:00 AM Eastern time, for the purpose of considering and voting upon the following matters:

1.	Election of directors.

2.	Adoption of an amendment to TrustCo’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to change the vote required for approval of certain shareholder matters.

3.	Adoption of an amendment to TrustCo’s Certificate of Incorporation to declassify the board of directors.

4.	Approval of the TrustCo Bank Corp NY 2019 Equity Incentive Plan.

5.	Approval of a nonbinding advisory resolution on the compensation of TrustCo’s named executive officers.

6.	Ratification of the appointment of Crowe LLP as TrustCo’s independent auditors for 2019.

7.	Any other business that properly may be brought before the meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael Hall, Corporate Secretary

April 1, 2019

YOUR VOTE IS IMPORTANT TO US

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE, AS PROMPTLY AS POSSIBLE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE USING THE INTERNET OR TELEPHONE, FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE EXERCISE OF THE PROXY.

Important Notice Regarding the Internet Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 23, 2019:

This Notice, the Proxy Statement attached to this Notice, and TrustCo’s Annual Report to shareholders for the year ended December 31, 2018 are available free of charge at https://materials.proxyvote.com/898349.

PROXY STATEMENT SUMMARY FOR ANNUAL MEETING OF SHAREHOLDERS

TRUSTCO BANK CORP NY

PROXY STATEMENT SUMMARY FOR

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2019

This proxy statement is furnished in connection with the solicitation by the board of directors of TrustCo Bank Corp NY (also referred to as “TrustCo” or the “Company”) of proxies to be voted at TrustCo’s Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 AM Eastern time on Thursday, May 23, 2019, at Trustco Bank’s Loan Center, 6 Metro Park Road, Albany, New York 12205. This proxy statement and the enclosed form of proxy were first mailed to shareholders on or about April 1, 2019.

The record date for the Annual Meeting is March 25, 2019. Only shareholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the Annual Meeting. Shareholders of record on that date are entitled to one vote for each share of TrustCo common stock they hold. As of March 25, 2019, there were 96,749,215 shares of common stock outstanding.

The Annual Meeting will be held if a majority of the outstanding shares of TrustCo’s common stock, constituting a quorum, is represented at the meeting. If shareholders return a properly executed proxy card, their shares will be counted for purposes of determining a quorum at the meeting, even if they abstain from voting. Abstentions and broker non-votes count as shares present at the Annual Meeting for purposes of determining a quorum. If a shareholder owns shares in “street name” through a bank or broker, the shareholder may instruct his or her bank or broker how to vote the shares using the instructions provided by the bank or broker. A “broker non-vote” occurs when a shareholder who owns shares through a bank or broker fails to provide the bank or broker with voting instructions and either the bank or broker does not have the discretionary authority to vote the shares on a particular proposal or the bank or broker otherwise fails to vote the shares.

Under the rules of the NASDAQ Stock Market and the New York Stock Exchange, brokers do not have discretionary authority to vote shares on proposals that are not “routine.” Of the proposals to be considered at the Annual Meeting, only Proposal 6 (Ratification of the Appointment of Crowe LLP as TrustCo’s Independent Auditors) is considered a routine matter, so the bank or broker will have discretionary authority to vote shares held in street name on this item. None of the other proposals would be considered routine matters under the NASDAQ Stock Market and New York Stock Exchange rules, so brokers do not have discretionary authority to vote shares held in street name on those proposals. If a shareholder wishes for his or her shares to be voted on these matters, the shareholder must provide his or her broker with voting instructions.

All shares of TrustCo’s common stock represented at the Annual Meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If shareholders of record return a signed proxy card but fail to instruct how the shares registered in their names must be voted, the shares will be voted as recommended by TrustCo’s board of directors. The board of directors recommends that shareholders vote:

•	“FOR” each of the nominees for director,

•	“FOR” the Certificate of Incorporation amendment to change the vote required for approval of certain shareholder matters,

•	“FOR” the Certificate of Incorporation amendment to declassify the board of directors,

•	“FOR” the proposal to adopt the TrustCo Bank Corp 2019 Equity Incentive Plan,

•	“FOR” the approval of the nonbinding advisory resolution approving the compensation of TrustCo’s named executive officers, and

•	“FOR” ratification of the appointment of Crowe LLP as TrustCo’s independent auditors.

If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority. TrustCo does not know of any other matters to be presented at the Annual Meeting.

TrustCo Bank Corp NY 2019 Proxy Statement 1

PROXY STATEMENT SUMMARY FOR ANNUAL MEETING OF SHAREHOLDERS

Any shareholder executing a proxy solicited under this proxy statement has the power to revoke it by giving written notice to the Corporate Secretary of TrustCo at its main office address or at the meeting of shareholders at any time prior to the exercise of the proxy.

TrustCo will solicit proxies primarily by mail, although proxies also may be solicited by directors, officers, and employees of TrustCo or TrustCo’s wholly-owned subsidiary, Trustco Bank. These persons may solicit proxies personally or by telephone, and they will receive no additional compensation for such services. TrustCo has retained Alliance Advisors, LLC to aid in the solicitation of proxies for a solicitation fee of $11,000, plus expenses. The entire cost of this solicitation will be paid by TrustCo.

2 TrustCo Bank Corp NY 2019 Proxy Statement

THE ANNUAL MEETING

THE ANNUAL MEETING

A description of the items to be considered at the Annual Meeting, as well as other information concerning TrustCo and the meeting, is set forth below.

Proposal 1 - Election of Directors

The first item to be acted upon at the Annual Meeting is the election of two directors to serve on the TrustCo board of directors. The nominees for election as directors for three-year terms expiring at TrustCo’s 2022 Annual Meeting are Dennis A. DeGennaro and Brian C. Flynn. Each of the nominees is an incumbent director, and each nominee was approved by the Nominating and Corporate Governance Committee of TrustCo’s board of directors, as well as by the full board of directors.

TrustCo’s Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate of Incorporation”) provides that TrustCo’s board of directors will consist of not less than five nor more than fifteen members, with, under TrustCo’s Bylaws, the total number of directors to be fixed by resolution of the board or the shareholders. Currently, the board of each of TrustCo and Trustco Bank is fixed at seven members.

The pages that follow set forth information regarding TrustCo’s nominees, as well as information regarding the remaining members of TrustCo’s board. Proxies will be voted in accordance with the specific instructions contained in the proxy card. Properly executed proxies that do not contain voting instructions will be voted “FOR” the election of TrustCo’s nominees. If any such nominee becomes unavailable to serve, the shares represented by all valid proxies will be voted for the election of such other person as TrustCo’s board may recommend. Each of TrustCo’s nominees has consented to being named in this proxy statement and to serve if elected. The board of directors has no reason to believe that either nominee will decline or be unable to serve if elected.

Information with regard to the business experience of each director and nominee and the ownership of common stock on December 31, 2018 has been furnished by each director and nominee or has been obtained from TrustCo’s records. TrustCo’s common stock is the only class of its equity securities outstanding.

TrustCo Bank Corp NY 2019 Proxy Statement 3

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Information on TrustCo Directors and Nominees

Nominees for Election as TrustCo Directors(1) for Three Year Terms to Expire in 2022

	Shares of TrustCo Common Stock Beneficially Owned

Name and Principal Occupation(2)	No. of Shares(3)		Percent of Class

Dennis A. DeGennaro, Age 74, President and Chief Executive Officer, Camelot Associates Corp. (commercial and residential home builder and developer). Current Independent Lead Director of the board of directors of TrustCo and Trustco Bank. Director of TrustCo and Trustco Bank from 2009 to present. Chair 2016 to 2018. Mr. DeGennaro is highly knowledgeable about commercial and residential real estate in the Capital Region of New York and contributes his organizational skills and experience from operating a successful business enterprise.	114,568	(4)	*

Brian C. Flynn, Age 68, Consultant and Certified Public Accountant (NY). Director of TrustCo and Trustco Bank since 2016. Former partner of KPMG LLP (retired 2010) where he was employed for approximately 30 years. Mr. Flynn served in KPMG’s banking and finance practice area where his specialties included providing tax services to community banks, thrift institutions and real estate developers/ operators. Since his retirement in 2010, he has served as a technical tax consultant to a community bank trade group. Mr. Flynn brings to the board extensive tax, accounting and financial reporting expertise in the financial services industry. Mr. Flynn has been designated an audit committee financial expert.

	10,000	(5)	*

Other TrustCo Directors(1)

	Shares of TrustCo Common Stock Beneficially Owned

Name and Principal Occupation(2)	No. of Shares(3)		Percent of Class

Lisa M. Lucarelli(i), Age 55, Director of TrustCo and Trustco Bank since 2017. Owner of LMKD Properties, LLC (property management firm). Ms. Lucarelli contributes her experience in the area of residential real estate, as an entrepreneur operating a successful business enterprise, and her skills for developing and evaluating business strategies.	2,481	(6)	*

Thomas O. Maggs, Age 74, President, Risk Strategies, 2018 to present, President, Maggs & Associates, The Business Insurance Brokers, Inc. (insurance broker), 1987 to 2018. Director of TrustCo and Trustco Bank from 2005 to present. Chair of the board of directors of TrustCo and Trustco Bank for 2015. Mr. Maggs contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	74,808	(7)	*

Robert J. McCormick, Age 55, President and Chief Executive Officer of TrustCo from 2004 to present, Chair 2009 to 2010 and 2019 to present, executive officer of TrustCo from 2001 to present and Chief Executive Officer of Trustco Bank from 2002 to present. Director of TrustCo and Trustco Bank from 2005 to present. Joined Trustco Bank in 1995. Mr. McCormick contributes his skills and knowledge obtained from being the chief executive officer of the Company and Trustco Bank.	1,529,486	(8)	1.58

*	Less than 1%

(i)	Formerly known as Lisa M. Reutter.

See Footnotes on Page 6

4 TrustCo Bank Corp NY 2019 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Other TrustCo Directors(1) (continued)

	Shares of TrustCo Common Stock Beneficially Owned

Name and Principal Occupation(2)	No. of Shares(3)		Percent of Class

Anthony J. Marinello, M.D., Ph.D., Age 63, Physician, Vice President, Primary Care Services of Capital District Physicians Health Plan from 2018 to present. Director of TrustCo and Trustco Bank from 1995 to present. Chair of the board of directors of TrustCo and Trustco Bank for 2013. Dr. Marinello contributes his experience as an entrepreneur operating a successful medical practice, an officer of health insurance company, and his skills for developing and evaluating business strategies.	96,049	(9)	*

William D. Powers, Age 77, Consultant, Powers & Company, LLC, retired. Chair of the board of directors of TrustCo and Trustco Bank for 2012. Director of TrustCo and Trustco Bank from 1995 to present. Mr. Powers contributes his experience as an entrepreneur operating a successful business enterprise and his skills for developing and evaluating business strategies.	65,650	(10)	*

Information on TrustCo Executive Officers

Shares of TrustCo Common Stock Beneficially Owned

Name and Principal Occupation(2)	No. of Shares(3)	Percent of Class

Kevin M. Curley, Age 51, Executive Vice President of TrustCo and Trustco Bank from 2018 to present. Senior Vice President of TrustCo and Trustco Bank from 2011 to 2018. Administrative Vice President of TrustCo and Trustco Bank from 2004 to 2016. Executive Officer of TrustCo and Trustco Bank from 2017 to present. Joined Trustco Bank in 1990.

	102,456(11)	*

Michael Hall, Age 53, General Counsel and Corporate Secretary of TrustCo and Trustco Bank from 2018 to present. Vice President and Counsel of TrustCo and Trustco Bank from 2015 to 2018. Assistant Secretary of TrustCo and Trustco Bank for 2016. Executive Officer and Secretary of TrustCo and Trustco Bank from 2017 to present. Attorney with McNamee, Lochner, Titus & William, P.C. from 1992 to 2015. Joined TrustCo and Trustco Bank in 2015.

	5,351(12)	*

Robert M. Leonard, Age 56, Executive Vice President of TrustCo and Trustco Bank from 2013 to present. Chief Risk Officer TrustCo and Trustco Bank from 2016 to present. Senior Vice President of TrustCo and Trustco Bank from 2010 to 2013. Administrative Vice President of TrustCo and Trustco Bank from 2004 to 2009. Secretary of TrustCo and Trustco Bank from 2003 to 2006 and 2009 to 2016. Assistant Secretary of TrustCo and Trustco Bank from 2006 to 2009. Executive Officer of TrustCo and Trustco Bank from 2003 to present. Joined Trustco Bank in 1986.

	137,197(13)	*

Michael M. Ozimek, Age 44, Executive Vice President and Chief Financial Officer, TrustCo and Trustco Bank from 2018 to present. Senior Vice President and Chief Financial Officer of TrustCo and Trustco Bank from 2014 to 2018. Administrative Vice President of Trustco Bank from 2010 to 2014. Executive Officer of TrustCo and Trustco Bank from 2014 to present. Joined TrustCo and Trustco Bank in 2002.

	28,354(14)	*

Scot R. Salvador, Age 52, Executive Vice President and Chief Lending Officer of TrustCo and Trustco Bank from 2004 to present. Executive Officer of TrustCo and Trustco Bank from 2004 to present. Joined Trustco Bank in 1995.

	284,679(15)	*

Eric W. Schreck, Age 52, Senior Vice President and Florida Regional President of Trustco Bank from 2009 to present. Treasurer of TrustCo from 2010 to present. Executive Officer of TrustCo and Trustco Bank from 2010 to present. Joined Trustco Bank in 1989.

	96,684(16)	*

*	Less than 1%

See Footnotes on Page 6

TrustCo Bank Corp NY 2019 Proxy Statement 5

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

TRUSTCO DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS AS A GROUP (13 INDIVIDUALS) BENEFICIALLY OWN 2,547,763 SHARES OF COMMON STOCK, WHICH REPRESENTS 2.64% OF THE OUTSTANDING SHARES.

Footnotes:

(1)	Directors of TrustCo Bank Corp NY are also directors of Trustco Bank.
(2)	Each of the directors has held, or retired from, the same position or another executive position with the same employer during the past five years.
(3)	Based on 96,658,593 shares issued and outstanding as of December 31, 2018. Beneficial ownership of less than 1% is denoted by an asterisk.
(4)	Voting or investment power shared by Mr. DeGennaro’s spouse or other immediate family members as to 112,568 shares. Also includes currently exercisable options to acquire 2,000 shares.
(5)	Voting or investment power held by Mr. Flynn and his spouse or other immediate family members as to 10,000 shares.
(6)	Voting or investment power for Ms. Lucarelli as to 2,481 shares.
(7)	Voting or investment power held by Mr. Maggs and his spouse or immediate family members as to 72,808 shares. Also includes currently exercisable options to acquire 2,000 shares.
(8)

Includes for Mr. McCormick 919,761 shares owned directly, and 443,325 shares that are held indirectly by Mr. McCormick or his family. Also includes currently exercisable options to acquire 166,400 shares.

(9)	Voting or investment power held by Dr. Marinello and his spouse or other immediate family members as to 94,049 shares. Also includes currently exercisable options to acquire 2,000 shares.
(10)	Voting or investment power held by Mr. Powers and others as to 65,650 shares.
(11)	Voting or investment power held by Mr. Curley and his spouse or other immediate family members as to 92,906 shares. Also includes currently exercisable options to acquire 9,550 shares.
(12)	Includes for Mr. Hall currently exercisable options to acquire 1,350 shares.
(13)	Voting or investment power held by Mr. Leonard and his spouse or other immediate family members as to 89,997 shares. Also includes currently exercisable options to acquire 47,200 shares.
(14)	Includes for Mr. Ozimek currently exercisable options to acquire 14,050 shares.
(15)	Includes for Mr. Salvador currently exercisable options to acquire 113,441 shares.
(16)	Voting or investment power held by Mr. Schreck and his spouse or other immediate family members as to 91,584 shares. Also includes currently exercisable options to acquire 5,100 shares.

Board Meetings and Committees

TrustCo’s full board held twelve meetings and two executive sessions (in addition to the Audit Committee executive sessions) during 2018. All of the directors, except for Robert J. McCormick, are considered to be “independent directors” under the listing qualification rules for companies such as TrustCo, whose shares are traded on The NASDAQ Stock Market. TrustCo’s independent directors met in executive session four times during 2018 (including two such sessions of the Audit Committee). Each of TrustCo’s independent directors is a member of the Audit Committee. Each of the independent directors attended all executive session meetings held during 2018.

TrustCo maintains an Audit Committee, a Compensation Committee, a Board Compliance Committee, a Fiduciary Committee, a Nominating and Corporate Governance Committee, and a Risk Committee. The charter of each of the committees may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” link.

The Nominating and Corporate Governance Committee held three meetings in 2018. The directors currently serving on the Nominating and Corporate Governance Committee are Lisa M. Lucarelli (Chair), Dennis A. DeGennaro, Brian C. Flynn, Thomas O. Maggs, Dr. Anthony J. Marinello, and William D. Powers. The function of the Nominating and Corporate Governance Committee is to assist the board by recommending and reviewing individuals for consideration as directors and developing and annually reviewing governance guidelines applicable to the Company.

TrustCo’s Audit Committee held twelve meetings and two executive sessions in 2018. The directors currently serving on the Audit Committee are Brian C. Flynn (Chair), Dennis A. DeGennaro, Lisa M. Lucarelli, Thomas O. Maggs, Dr. Anthony J. Marinello, and William D. Powers. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The committee’s functions also include the review of TrustCo’s and Trustco Bank’s internal audit function and the review of the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of external audit firms by TrustCo and Trustco Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under “Audit Committee” for a more detailed description of the Audit Committee’s activities.

6 TrustCo Bank Corp NY 2019 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

TrustCo’s Compensation Committee held six meetings in 2018. The directors currently serving on the Compensation Committee are Thomas O. Maggs (Chair), Dennis A. DeGennaro, Brian C. Flynn, Lisa M. Lucarelli, Dr. Anthony J. Marinello, and William D. Powers. The function of the Compensation Committee is to generally oversee the employee compensation and benefit policies, plans, and programs of TrustCo and Trustco Bank. The Committee’s responsibilities also include the establishing, annually reviewing and approving the compensation of the executive officers. In addition, the Compensation Committee is responsible for annually reviewing board compensation and making appropriate recommendations for changes thereto. Please refer to the discussion under “Executive Compensation” for a more detailed description of the Compensation Committee’s activities relative to the named executive officers.

The Board Compliance Committee held twelve meetings in 2018. The directors currently serving on the Board Compliance Committee are William D. Powers (Chair), Dennis A. DeGennaro, Brian C. Flynn, Lisa M. Lucarelli, Thomas O. Maggs, and Dr. Anthony J. Marinello. The functions of the Compliance Committee are to provide assistance to the board in fulfilling its oversight responsibility relating to compliance with legal and regulatory requirements and Trustco Bank’s policies, including overseeing Trustco Bank’s communications with the federal banking agencies and other governmental authorities with jurisdiction over TrustCo and Trustco Bank.

The Fiduciary Committee held three meetings in 2018. The directors currently serving on the Fiduciary Committee are Robert J. McCormick (Chair), Dennis A. DeGennaro, Brian C. Flynn, Lisa M. Lucarelli, Thomas O. Maggs, Dr. Anthony J. Marinello, and William D. Powers. The functions of the Fiduciary Committee are to assist the board of directors in fulfilling its responsibilities with respect to the Trustco Bank Financial Service Department regarding fiduciary, agency and custodial activities; overseeing the Financial Services Department in providing estate administration, trust administration, investment management services, and custodial services; advising the board of directors with respect to the adoption of appropriate policies to be observed in offering such services; overseeing and enforcing sound risk management practices calculated to minimize risk and loss to Trustco Bank and its customers; and reporting to the board of directors on the activity of the Financial Services Department in the conduct of its business.

The Risk Committee held six meetings in 2018. The directors currently serving on the Risk Committee are Dr. Anthony J. Marinello (Chair), Dennis A. DeGennaro, Brian C. Flynn, Lisa M. Lucarelli, Thomas O. Maggs, and William D. Powers. The functions of the Risk Committee are to oversee the Company’s enterprise risk management program and to ensure that risk is appropriately identified, measured, treated, monitored, and reported within the governance structure approved by the board.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee: (1) was an officer or employee of TrustCo or Trustco Bank; (2) was formerly an officer of TrustCo or Trustco Bank; or (3) had any relationship requiring disclosure by TrustCo under the SEC’s rules governing disclosure of related party transactions. No executive officer of TrustCo served as a director or member of a compensation committee of another entity, one of whose executive officers served as a member of TrustCo’s board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Board Leadership.

In December 2018, the Nominating and Corporate Governance Committee, and the board itself, adopted changes to TrustCo’s Corporate Governance Guidelines that established the position of “Independent Lead Director” for TrustCo and removed the requirement that the chairman of the board of directors be “independent” under the NASDAQ Stock Market listing qualification rules. Concurrently with the changes to the Corporate Governance Guidelines, upon the recommendation of the Nominating and Corporate Governance Committee, the board appointed Dennis A. DeGennaro as Independent Lead Director effective January 1, 2019 to serve a term ending upon the earlier of December 31, 2019 or the date the board elects a successor, and elected Robert J. McCormick, TrustCo’s president and chief executive officer, to be the chairman of the board effective January 1, 2019.

TrustCo Bank Corp NY 2019 Proxy Statement 7

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

The board of directors believes that it is more effective and efficient in the management of TrustCo and Trustco Bank and in the overall oversight of TrustCo’s operations to combine the roles of chairman and chief executive officer. TrustCo’s Audit, Compensation, Board Compliance, Nominating and Corporate Governance and Risk committees are all chaired by independent directors. Mr. DeGennaro, the newly appointed Independent Lead Director, has been a member of the board of TrustCo and Trustco Bank since 2009 and is a nominee for reelection to the board at the Annual Meeting. Under the new Corporate Governance Guidelines, the Independent Lead Director will:

•	Chair the meetings of the independent directors of the board,

•	Work with the chairman and CEO to develop the board and committee agendas,

•	Develop the agendas for and chair executive sessions of the board’s independent directors and

•	In consultation with the Nominating and Corporate Governance Committee, review and report on the results of the board’s and committee’s performance self-evaluations.

Role in Risk Oversight.

Risk is inherent in the operation of every financial institution, and management of risk is a key part of the institution’s success. Risks faced by TrustCo and Trustco Bank include information security risk, credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. TrustCo management is responsible for the day-to-day management of the risks faced by the Company, while the board of directors as a whole is ultimately responsible for risk management oversight. In carrying out its responsibilities in this area, the board has delegated important duties to its committees. The Risk Committee has, as noted above, responsibility to oversee the management of the Company’s enterprise risk management program and to ensure that risk, including information security risk, is appropriately identified, measured, treated, monitored, and reported within the governance structure approved by the board. The Audit Committee assists the full board with respect to the adequacy of TrustCo’s internal controls and financial reporting process, the independence and performance of TrustCo’s internal and external auditors, and compliance with legal and regulatory requirements. The Board Compliance Committee assists the board with respect to compliance with legal and regulatory requirements. The Fiduciary Committee oversees the Company’s Financial Services Department and assists the full board in managing risk associated therewith, as well as in fulfilling its responsibilities regarding fiduciary, agency, and custodial activities. Finally, the Compensation Committee has the authority to conduct annual reviews of the Company’s incentive compensation practices to assess the extent to which such arrangements and practices encourage risk-taking and whether the level of encouragement of such risk-taking is appropriate under the circumstances. The Compensation Committee has concluded that the compensation policies are not reasonably likely to have a material adverse effect on the Company.

The entire board reviews and approves, on an annual basis, all significant policies that address risk within TrustCo’s consolidated organization, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and reputational risk. The board monitors risk through reports received on a periodic basis from management, and the board annually approves the Company’s business continuity plan as well as its insurance program.

Director Nominations

Each of the nominees standing for election at the Annual Meeting was considered and selected by the Nominating and Corporate Governance Committee and unanimously approved by TrustCo’s independent directors.

The Nominating and Corporate Governance Committee is appointed by the board of directors in part to review and identify individuals qualified to become board members and to recommend to the board the nominees for consideration at the Annual Meeting.

As a general matter, the board believes that a candidate for board membership should have high personal and professional ethics, integrity, and values; an inquiring and independent mind, practical wisdom, and mature judgment; broad policy-making experience in business, government, or community organizations; expertise useful to TrustCo and complementary to the background and experience of other board members; willingness to devote the time necessary to carrying out the duties and responsibilities of board membership; commitment to serve on the board over a period of several years to develop knowledge about TrustCo, its strategy, and its principal operations; and willingness to represent the best interests of all of TrustCo’s constituencies. Although neither the committee nor the full board of directors has a formal policy with respect to diversity, the committee and the board have a general objective of having a board that encompasses a broad range of talents and expertise and reflects a diversity of background, experience, and perspective.

8 TrustCo Bank Corp NY 2019 Proxy Statement

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

After a potential candidate is identified, the committee investigates and assesses the qualifications, experience, and skills of the candidate. The investigation process may, but need not, include one or more meetings with the candidate by a member or members of the committee. From time to time, but at least once each year, the committee meets to evaluate the needs of the board and to discuss the candidates for nomination to the board. Such candidates may be presented to the shareholders for election or elected to fill vacancies. All nominees must be approved by the committee and by a majority of the independent members of the board.

The committee will consider written recommendations by shareholders for nominees for election to the board. The persons identified in such recommendations will be evaluated under the same criteria and procedures used for other board candidates. Under TrustCo’s bylaws, written nominations of persons for election to the board of directors must be delivered or mailed to the board not fewer than 14 and not more than 50 days prior to any meeting of shareholders called for the purpose of the election of directors, or not later than 7 days prior to the meeting if fewer than 21 days’ notice of the meeting is provided.

TrustCo Bank Corp NY 2019 Proxy Statement 9

INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Audit Committee

The Audit Committee of TrustCo’s board is responsible for providing oversight of TrustCo’s accounting functions, internal controls, and financial reporting process. The Audit Committee is composed of six directors, each of whom is independent under the listing standards of The NASDAQ Stock Market, and each member of the Audit Committee satisfies the “financial sophistication” requirement also set forth in those listing standards. Each Audit Committee member also satisfies the additional independence requirements contained in the Securities Exchange Act of 1934 for members of public company audit committees. The board of directors has determined that Brian C. Flynn meets the definitions of “audit committee financial expert” adopted by the Securities and Exchange Commission (“SEC”) and included in Nasdaq’s rules for listed companies. In addition, to assist in the performance of its duties, the Audit Committee retained Marvin and Company, PC, an independent accounting firm, as a consultant to the committee. As consultants to the Audit Committee, a Marvin and Company partner attends Audit Committee meetings on at least a quarterly basis, reviews all materials presented to the Audit Committee each month, responds to questions and inquiries from Audit Committee members, and questions internal audit department personnel, representatives of the Company, the Company’s independent auditors, and management prior to, during, and as follow up to Audit Committee meetings.

The Audit Committee operates under a written charter approved by the board of directors. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes or revisions that the Committee considers necessary or appropriate. A copy of the Audit Committee’s charter may be found on TrustCo’s website (www.trustcobank.com) under the “Investor Relations” tab.

It is the Audit Committee’s policy to preapprove all audit and nonaudit services provided by the Company’s independent auditors, as well as any services provided by any other registered public accounting firm. In considering nonaudit services, the Audit Committee will consider various factors including, but not limited to, whether it would be beneficial to have the service provided by the Independent Auditors and whether the service could compromise the independence of the independent auditors. In certain circumstances, the Audit Committee’s policies and procedures provide the Committee’s chairman with the authority to preapprove services from the Company’s independent auditors, which approval is then reviewed and approved at the next Audit Committee meeting. Accordingly, all of the services described herein were approved by the Audit Committee

Audit Committee Report.

The Audit Committee’s responsibility is to monitor and oversee TrustCo’s financial reporting and audit processes and to otherwise conduct its activities as provided for in its charter. Management is responsible for TrustCo’s internal controls and financial reporting process. TrustCo’s independent auditors for 2018, Crowe LLP, were responsible for performing an independent audit of TrustCo’s consolidated financial statements and the effectiveness of TrustCo’s internal controls over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. TrustCo’s internal audit department is responsible for monitoring compliance with internal policies and procedures as well as evaluating the effectiveness of the Company’s governance, risk management and internal control processes. In performing its oversight, the Audit Committee reviews the performance of Crowe LLP and TrustCo’s Director of Internal Audit.

In connection with these responsibilities, the Audit Committee met with management and Crowe LLP on February 19, 2019 to review and discuss TrustCo’s December 31, 2018 and 2017 consolidated financial statements. The Audit Committee also discussed with Crowe LLP the matters required to be communicated to audit committees in accordance with professional standards and received the written disclosures and a letter from Crowe LLP required by relevant regulatory and professional standards regarding auditor communications with audit committees concerning independence.

Based upon the Audit Committee’s discussions with management and the independent auditors, and its review of the information described in the preceding paragraphs, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in TrustCo’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

AUDIT COMMITTEE:	Brian C. Flynn, Chair
Dennis A. DeGennaro Lisa M. Lucarelli
Thomas O. Maggs
Dr. Anthony J. Marinello
William D. Powers

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Shareholder Communications with Board and Board Attendance at Annual Meeting of Shareholders

TrustCo provides an informal process for shareholders to send communications to the board. Shareholders who wish to contact the board or any of its members may do so in writing to TrustCo Bank Corp NY, Attention: Michael Hall, Corporate Secretary, P.O. Box 1082, Schenectady, New York 12301-1082. Additionally, immediately after the Annual Meeting of Shareholders, TrustCo conducts a shareholders’ assembly which provides a forum for shareholders to express their views.

Although TrustCo does not have a policy with regard to board members’ attendance at the Annual Meeting of Shareholders, the directors are encouraged to attend such meetings, and all of the directors attended both the 2018 Annual Meeting and the Shareholders’ Assembly.

Vote Required and Recommendation

The two nominees for election to the TrustCo board for three-year terms expiring at the 2022 Annual Meeting of Shareholders who receive the affirmative vote of a majority of the outstanding shares of TrustCo common stock will be elected.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE TRUSTCO DIRECTOR NOMINEES AS TRUSTCO DIRECTORS, WHICH IS ITEM 1 ON THE TRUSTCO PROXY CARD.

Proposal 2 - Certificate of Incorporation Amendment to Change the Vote for Approval of Certain Shareholder Matters

TrustCo is proposing to amend the provisions of its Certificate of Incorporation regarding the voting requirements for shareholder approval of matters submitted to shareholders to be more consistent with New York’s general statutory requirement for such approvals and the voting standards of comparable publicly held companies. If the proposed amendment is approved by TrustCo’s shareholders, a bylaw amendment generally requiring board nominees be elected by a majority of the votes cast and a new director resignation policy for board members who do not receive a majority vote will become effective when the amendment to the Certificate of Incorporation becomes effective.

Background and Reasons for the Proposed Amendment

Article VIII of TrustCo’s Certificate of Incorporation currently requires that the affirmative vote of at least a majority of TrustCo’s outstanding voting stock is needed to approve any matter on which such shareholders are entitled to vote, except that the affirmative vote of at least two-thirds of the voting stock is needed to effect a change, modification or repeal of any provision of the TrustCo’s Certificate of Incorporation or bylaws and that the consent of the holders of at least two-thirds of the voting stock is required to call a special meeting of shareholders.

TrustCo’s board of directors believes that the voting standard under Article VIII as currently in effect is a significantly higher standard than that of comparable publicly held companies and the general standard required under New York law. Under Section 614 of New York’s Business Corporation Law, whenever any corporate action other than the election of directors is to be taken by vote of the shareholders, the action must be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon, unless a higher voting standard is otherwise required by New York law or by the company’s certificate of incorporation or bylaws. In other words, for most items presented for shareholder approval (for example, ratification of the appointment of independent auditors, approval of compensation plans, or the advisory vote on executive compensation) at a meeting at which a quorum is present, a matter is approved if the shares that vote “for” a proposal exceed the number of shares that vote “against” the proposal. Under TrustCo’s current Article VIII, these matters can only be approved by shareholders if an “absolute” majority of the outstanding voting shares votes “for” a proposal, which means that shareholders who do not vote their shares at all, or abstain, effectively vote “against” a proposal and that a proposal may fail even if the majority of the shares that are actually voted vote “for” the proposal. Also, under Section 803 of New York’s Business Corporation Law, an amendment or change of a corporation’s certificate of incorporation must be authorized by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders; the requirement under current Article VIII, which requires amendments to the Certificate of Incorporation and bylaws be approved the affirmative vote of at least two-thirds of the TrustCo voting stock, is a significantly higher standard. If the proposed amendment to Article VIII is adopted, future amendments to TrustCo’s certificate of incorporation would be approved if the vote meets the requirements of Section 803, that is, if majority of all outstanding shares entitled to vote at a meeting vote to approve the amendment. Finally, under the New York Business Corporation Law, directors are to be elected by a plurality of the votes

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cast at a meeting of shareholders by the holders of shares entitled to vote in the election, unless a different voting standard is otherwise required by law or a company’s bylaws or certificate of incorporation. (As discussed in more detail below, a bylaw provision requiring directors to be elected by a majority of the votes cast will take effect if the proposed amendment becomes effective.) Abstentions and broker non-votes generally do not constitute a vote cast and thus will have no effect on shareholder approval under the proposed amendment.

Description of the Proposed Amendment to Article VIII

In light of the foregoing, TrustCo’s board of directors has approved an amendment to Article VIII of TrustCo’s Certificate of Incorporation, which is subject to the approval of TrustCo’s shareholders at the Annual Meeting, that if adopted would revise Article VIII so that the voting standards required under TrustCo’s Certificate of Incorporation will be more consistent with the general standard under New York’s Business Corporation Law and the voting standards of comparable publicly held companies. More specifically, under the proposed amendment to Article VIII, whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it will, except as otherwise required by the Certificate of Incorporation or by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Except as otherwise provided in the Certificate of Incorporation or by law, an abstention will not constitute a vote cast. TrustCo’s board of directors believes that the proposed amendment would continue to encourage shareholder participation in important corporate matters while maintaining the efficiency and effectiveness of corporate governance. The required vote for matters for which the New York Business Corporation Law requires a higher shareholder approval standard, for example, future amendments to TrustCo’s Certificate of Incorporation, as noted above, or business combination transactions such as mergers, would be subject to the approval standard specified by New York law, and the higher approval standard required under Article X of TrustCo’s Certificate of Incorporation for certain business combinations specified in Article X would remain subject to the voting standard specified in Article X. TrustCo’s Certificate of Incorporation would no longer address the call of special meetings by TrustCo shareholders; nor would it reference amendments to bylaws.

Majority Voting in Director Elections and Director Resignation Policy

TrustCo’s board of directors believes that the election of directors to TrustCo’s board should continue to be subject to more than a plurality standard. Accordingly, and as specifically authorized by Section 614 of the New York Business Corporation Law, the board of directors has adopted an amendment to TrustCo’s bylaws that will require directors be elected by a majority of the votes cast unless the number of nominees for director exceeds the number of directors to be elected (that is, where there is a contested election because more than one nominee is seeking the same director position). In a contested election, directors will be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of shareholders held to elect directors. The bylaw amendment, the text of which is included in Appendix A (for information purposes only), will be effective upon the shareholder approval of the amendment to Article VIII of TrustCo’s Certificate of Incorporation and the filing of a Certificate of Amendment to the Certificate of Incorporation with the State of New York Department of State.

Under the pending amendment to TrustCo’s bylaws to require majority approval in an uncontested election of directors, if a director nominee fails to receive an affirmative majority of the votes cast in such an uncontested election, the board of directors may take any appropriate actions within the board’s powers, such as decreasing the number of directors or filling a vacancy. The board of directors has also adopted a new Director Resignation Policy to address the situation in which a nominee for the board does not receive a majority of the votes cast. Under the new Director Resignation Policy, which will become effective when the amendment to the bylaws becomes effective, by accepting a nomination to stand for election or re-election as a director of TrustCo, or an appointment as a TrustCo director to fill a vacancy or new directorship, each candidate, nominee or appointee will agree that if, in an uncontested election, he or she does not receive a majority of the votes cast in favor or his or her election, the director must promptly tender a written offer of resignation. Upon receipt of the offer of resignation, TrustCo’s Nominating and Corporate Governance Committee must promptly consider the offer and recommend to the full board whether to accept the resignation or reject it. The board must act on the committee’s recommendation not later than the next regularly scheduled board meeting after receipt of the recommendation. The text of the Director Resignation Policy is included in Appendix A.

Vote Required and Recommendation

To approve the proposed amendment to Article VIII, the affirmative vote of the holders of two-thirds of the Company’s outstanding voting stock is required. If the shareholders approve this proposed amendment, the amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the State of New York Department of State, which the Company would file promptly after the Annual Meeting. The text of the proposed changes to Article VIII under the proposal is set forth in

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Appendix A, which also contains the pending amendment to the TrustCo bylaws, and the Director Resignation Policy. (The pending amendment to TrustCo’s bylaws and the Director Resignation Policy are presented for informational purposes only; shareholders are not being asked to vote upon such bylaw amendments or policy.)

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 2 ON THE TRUSTCO PROXY CARD.

Proposal 3 - Certificate of Incorporation Amendment to Declassify the Board of Directors

TrustCo is proposing to amend the provisions of its Certificate of Incorporation regarding the terms of office of its directors to provide that, starting with the 2020 annual meeting of shareholders, directors will be elected for a term of one year.

Background and Reasons for the Proposed Amendment

Article VI of TrustCo’s Certificate of Incorporation currently provides that the board of directors is to be divided into three classes, with each class to be elected once every three years for a three-year term of office. As such, at any given annual meeting of shareholders, the Company’s shareholders have the ability to elect only directors constituting approximately one-third of the entire board of directors.

TrustCo’s board of directors has carefully considered the various rationales for and against maintaining a classified board structure and has concluded that amending Article VI to declassify the board and provide for the annual election of all directors is in the best interests of the Company and its shareholders. If the proposal is approved by the shareholders at this meeting, the annual election of directors will be phased in over a three-year period beginning at the 2020 Annual Meeting of shareholders, at which all nominees for election, or re-election, to the board of directors would be elected for a one-year term. The amendment would not shorten the term of any director currently in office or elected before the 2020 annual meeting, and declassification of the board of directors would therefore “phase-in” incrementally, with a fully declassified board being in place by the 2022 Annual Meeting. For example, a director elected to the board of directors in 2019 will remain on the board of directors until 2022, and if he or she is nominated for re-election at the Annual Meeting in 2022 and is elected, he or she will serve a one-year term. Nominees for election to the board of directors at TrustCo’s Annual Meeting in 2020 will be elected for a one-year term ending at the annual meeting in 2021.

Background of the Proposal

The board of directors is strongly committed to good governance practices and is highly interested in the views and concerns of our shareholders. In the past, the board of directors has determined that maintaining a classified board structure was in the best interest of the Company and its shareholders due the certain, perceived advantages such as enhancing shareholder value in the event of an unsolicited takeover attempt by providing the board of directors with additional leverage to negotiate with an entity seeking control of the Company and making such a takeover attempt more difficult and time-consuming. Although this was an important sentiment, the board of directors also recognizes that electing directors is viewed as an important means by which shareholders exert influence over the management of their company and hold their directors accountable for the management of the company. In addition, the board of directors acknowledges the growing sentiment among the investment community in favor of annual elections. After careful consideration, the board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved the amendment of Article VI of TrustCo’s Certificate of Incorporation to declassify the board of directors and provide that commencing with the annual meeting of shareholders held in 2020, all directors will be elected on an annual basis upon the expiration of their then-current term.

Vote Required and Recommendation

To approve the proposed amendment, the affirmative vote of two-thirds of the Company’s outstanding voting stock is required. If the shareholders approve this proposed amendment, the amendment to the Company’s Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to the Company’s Certificate of Incorporation with the State of New York Department of State, which the Company would file promptly after the Annual Meeting. The board of directors has also approved a corresponding amendment to Company’s Bylaws, which will become effective upon the effectiveness of the amendment to Article VI. The full text of the proposed amendment to Article VI of TrustCo’s Certificate of Incorporation is set forth in Appendix A, which also contains the proposed amendment to TrustCo’s bylaws. (The pending amendment to TrustCo’s bylaws are presented for informational purposes only; shareholders are not being asked to vote upon such bylaw amendments.)

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If the proposal is not approved by the shareholders, the board will remain classified and the directors will continue to be elected to serve three-year terms as provided in TrustCo’s current Certificate of Incorporation and Bylaws.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 3 ON THE TRUSTCO PROXY CARD.

Proposal 4 - Approval of the TrustCo Bank Corp NY 2019 Equity Incentive Plan

General

TrustCo is seeking shareholder approval of the TrustCo Bank Corp NY 2019 Equity Incentive Plan (the “2019 Equity Incentive Plan”). The 2019 Equity Incentive Plan was adopted by the TrustCo board of directors in February 2019 on the recommendation of the Compensation Committee and the board directed that the 2019 Equity Incentive Plan be submitted to the shareholders at the Annual Meeting. If approved by the shareholders at the Annual Meeting, the 2019 Equity Incentive Plan will replace both the Amended and Restated TrustCo Bank Corp NY 2010 Equity Incentive Plan (the “2010 Equity Incentive Plan”) and the Amended and Restated TrustCo Bank Corp NY 2010 Directors Equity Incentive Plan (the “Director Plan”) and all remaining shares eligible for issuance thereunder will be canceled.

Both the 2010 Equity Incentive Plan and the Director Plan provide for separate share authorizations for different types of awards to be issued under the plans. In addition, neither the 2010 Equity Incentive Plan nor the Director Plan allows for the reissuance of any awards under the respective plans even if the awards are forfeited by a participant or settled in cash. Because of these restrictive provisions, TrustCo no longer has the flexibility to issue restricted stock units and performance-based awards as those share authorizations are close to being depleted. Therefore, TrustCo is seeking to combine the plans as well as the outstanding share authorizations that remain available for issuance in order to have more flexibility in issuing awards in the future and to align the share recycling provisions consistent with comparable public companies.

As of December 31, 2018, under the 2010 Equity Incentive Plan 832,000 shares remained available for issuance pursuant to awards of options and restricted stock and 275,183 shares remained available for issuance as stock appreciation rights (“SARs”), restricted stock units, performance units, and performance shares and under the Director Plan 229,000 shares remained available for issuance pursuant to awards of options and restricted stock and 181,000 shares remained available for issuance as SARs and restricted stock units. In addition, as of December 31, 2018, 1,151,461 shares were subject to outstanding awards under the 2010 Equity Incentive Plan and 30,500 shares were subject to outstanding awards under the Director Plan. However, pursuant to the terms of both the 2010 Equity Incentive Plan and the Director Plan, no shares of stock will be returned to these plans even if awards are forfeited, as these plans provided for no share recycling under any circumstances. In addition, 602,000 shares or 52.35% of the 1,151,461 awards outstanding under the 2010 Equity Incentive Plan and 24,500 shares or 80.33 % of the awards outstanding under the Director Plan will upon vesting be paid in cash and not shares of stock. Therefore, our dilution from our total awards outstanding under both the 2010 Equity Incentive Plan and the Director Plan as a percentage of our shares outstanding as of December 31, 2018 is 0.57%. TrustCo is therefore seeking approval of the 2019 Equity Incentive Plan in order to provide for the issuance of 2,000,000 shares of our common stock which will be available for issuance pursuant to options, SARs, restricted stock, and restricted stock units (both time based and performance based), to employees and directors. This allotment of 2,000,000 shares includes the authorized but unissued shares remaining available for issuance under the 2010 Equity Incentive Plan and the Director Plan and represents as of December 31, 2018 approximately 2.07% of our fully diluted capitalization based on shares outstanding and all other equity awards, whether or not vested, that may be issued as shares of stock.

If shareholders fail to approve the 2019 Equity Incentive Plan, TrustCo will continue to operate under the 2010 Equity Incentive Plan and the Director Plan as currently in effect. As part of our ongoing review of our compensation plans, we use the annual usage of shares to help determine, among other things, the expected remaining life of a plan based on the remaining number of shares authorized for issuance under the plan. At similar annual usage levels, the shares remaining eligible for issuance under the 2010 Equity Incentive Plan will not be sufficient for the issuance of the Company’s annual equity awards in 2019 as restricted stock units and performance shares. In addition, because we do not allow for forfeited awards to be reissued even if settled in cash, this further depletes our share reserve under the 2010 Equity Incentive Plan and the Director Plan. Accordingly, the Company recommends approval of the 2019 Equity Incentive Plan.

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Corporate Governance Aspects of the 2019 Equity Incentive Plan

The Compensation Committee also noted the strong corporate governance aspects of the 2019 Equity Incentive Plan, as summarized in the following table:

SIGNIFICANT FEATURES	DESCRIPTION
Responsible Share Recycling:

The 2019 Equity Incentive Plan contains responsible share recycling provisions:

•  Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the Plan.

•  The Plan also provides that the gross number of stock appreciation rights exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2019 Equity Incentive Plan.

No Discounted Stock Options or Stock Appreciation Rights:	Stock options and stock appreciation rights must have an exercise price equal to or greater than fair market value of our common stock on the date of grant.
No Re-pricing of Stock Options or Stock Appreciation Rights:	Re-pricing stock options and stock appreciation rights is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change in Control:

A change in control does not, by itself, trigger full vesting of awards under the Plan. Any continuing or replacement awards will retain pre-change-in-control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within twenty-four months of the change in control transaction (the occurrence of the “double trigger”).

Best Practice Treatment of Awards subject to Performance-Based Vesting on Change in Control:

In the event that awards subject to performance- based vesting are not continued or replaced upon a change in control, those awards will vest and pay out based on the greater of (i) actual performance against the performance goals through the date of the change in control or (ii) a prorated amount based on target and the percentage of the performance period elapsed at the time of the change in control.

Clawback and Ability for Other Protective Provisions:

The 2019 Equity Incentive Plan authorizes the Compensation Committee to include a clawback, holding period, or other protective provisions, such as consent to restrictive covenants, in the terms of any award. Our executive officers are also subject to a clawback policy as further described on page 30 of this document.

No Dividend Equivalents Distributed on Unvested Awards:

The 2019 Equity Incentive Plan prohibits payment of dividends or dividend equivalents on all types of awards other than restricted stock and dividends shall only be paid on restricted stock when those awards are earned and vested.

Limits on Material Amendments and No Evergreen Provision:

The 2019 Equity Incentive Plan authorizes a maximum number of shares of common stock and shareholder approval will be required for any additional shares or to make a material amendment to the 2019 Equity Incentive Plan.

No Transfers for Value:	Awards may not be transferred for value, and any transfer not for value must be approved by the Compensation Committee.
Independent Committee Administration:	The 2019 Equity Incentive Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

The principal features of the 2019 Equity Incentive Plan are summarized in this proxy statement. The 2019 Equity Incentive Plan may be read for a full statement of its legal terms and conditions. Appendix B to this proxy statement contains the full text of the 2019 Equity Incentive Plan as proposed to be approved by the shareholders.

Purposes of the 2019 Equity Incentive Plan

The purpose of the 2019 Equity Incentive Plan is to advance the interests of TrustCo and its stockholders by providing key employees and directors with additional incentives and motivation toward superior performance through the opportunity to

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acquire equity ownership in TrustCo, and by enabling TrustCo and its subsidiaries to attract and retain the services of talented employees and directors. At the same time, the board of directors and the Compensation Committee work together to ensure that the plan, in conjunction with TrustCo’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on TrustCo.

Under the 2019 Equity Incentive Plan, TrustCo may grant or award stock options, SARs, restricted stock, and restricted stock units, to persons eligible to participate in the plan, who, in general, are any of our directors as well as any executives, key managerial employees or other employees of the Company or its subsidiaries who are regular, full-time, salaried employees. The total number of directors eligible to participate in the 2019 Equity Incentive Plan is 6 and the total number of eligible employees is 254. The 2019 Equity Incentive Plan will remain in effect, subject to the board of director’s right to terminate the plan earlier, until all awards made under it have been exercised or expired. However, no award may be granted under the plan on or after February 19, 2029.

Administration

The Compensation Committee administers the 2019 Equity Incentive Plan and has the authority to determine the type or types of awards to be made under the plan and to designate the employees and directors who will receive such awards. The Compensation Committee is authorized to interpret the 2019 Equity Incentive Plan, to adopt rules for the plan, and to make all other determinations necessary for the administration of the plan.

The Compensation Committee may authorize TrustCo’s Chief Executive Officer and other senior officers to recommend recipients of awards under the 2019 Equity Incentive Plan, to determine the terms and conditions of any such awards, and to take such other actions that the Compensation Committee may take under the plan. The Compensation Committee may not, however, delegate authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act. TrustCo’s Compensation Committee is comprised of independent members of TrustCo’s board of directors. Currently, the members of the Compensation Committee are Thomas O. Maggs (Chairman), Dennis A. De Gennaro, Brian C. Flynn, Lisa M. Lucarelli, Dr. Anthony J. Marinello, and William D. Powers.

Shares Subject to the 2019 Equity Incentive Plan

The total number of shares of common stock that may be issued pursuant to under the 2019 Equity Incentive Plan may not exceed 2,000,000 shares, units or awards, all of which may be granted as incentive stock options. Such number of shares will be adjusted proportionately if there is a change in outstanding shares due to a stock dividend or split, recapitalization, merger, or other similar corporate change. The shares of common stock to be issued under the 2019 Equity Incentive Plan may consist of authorized but unissued stock or treasury stock.

Shares underlying awards that expire or are forfeited or terminated without being exercised or settled for cash will again be available for future grants. However, shares used to pay the exercise price of an option, shares used to satisfy tax withholding obligations with respect to any award and shares reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of options will not be available for future awards under the 2019 Equity Incentive Plan. To the extent shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise related will be counted against the shares available for issuance under the 2019 Equity Incentive Plan, as opposed to only counting the net shares issued. Awards payable or settled solely in cash shall not reduce the number of shares of available for issuance under the 2019 Equity Incentive Plan.

Stock Options

A stock option is the right to purchase a specified number of shares of common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the 2019 Equity Incentive Plan. The Compensation Committee has complete discretion in determining the number of options granted to a participant and may grant any type of option to purchase common stock that is permitted by law at the time of grant.

Stock options granted under the 2019 Equity Incentive Plan may be either “incentive stock options,” (“ISO”) which may be eligible for special tax treatment under the Internal Revenue Code, or options other than incentive stock options (referred to as “nonstatutory” or “nonqualified” stock options), as determined by the Compensation Committee and stated in the option agreement relating to the option grant. The exercise price of each option is set by the Compensation Committee but cannot be less than 100% of the fair market value of TrustCo’s common stock at the time of grant (or, in the case of an incentive stock option granted to a 10% or more shareholder, 110% of that fair market value). The fair market value of TrustCo common stock is generally determined as the closing price of the stock as reported on the NASDAQ Global

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Select Market on the option grant date. The exercise price of any stock options granted under the 2019 Equity Incentive Plan may be paid in cash, by tendering previously-acquired shares having an aggregate fair market value at the time of exercise equal to the total option price, by any other means that the Compensation Committee determines to be consistent with the 2019 Equity Incentive Plan’s purpose and applicable law or by a combination of the foregoing.

Options awarded under the 2019 Equity Incentive Plan may be exercisable at such times and subject to such restrictions and conditions as the Compensation Committee may approve. The Compensation Committee determines the period of time during which an option may be exercised, although no option may be exercisable after ten years from the date of grant (five years in the case of an ISO granted to an employee who is a ten-percent shareholder on the date of grant).

If a participant’s employment with TrustCo is terminated by reason of his or her death, disability, or retirement, the participant’s outstanding options will vest 100% and be deemed exercisable in full upon such termination, and the options may be exercised at any time prior to their expiration date or within three years after such date of termination, whichever period is shorter. If the participant’s employment terminates for any reason other than death, disability or retirement, or other than involuntarily for cause, the rights under any then-outstanding option granted under the 2019 Equity Incentive Plan will terminate upon the expiration date of the option or one month after the termination date, whichever first occurs. Where a participant’s termination of employment is involuntarily for cause, his or her rights under all options, whether or not such options are vested, will terminate immediately.

Stock Appreciation Rights

A “stock appreciation right” or “SAR” is the right to receive a payment from TrustCo equal to the excess of the fair market value of a share of TrustCo common stock at the date of exercise over a specified price fixed by the Compensation Committee on the date of grant, which such price may not be less than 100% of the fair market value of the stock on the date of grant. SARs may be exercised upon whatever terms and conditions the Compensation Committee, in its sole discretion, imposes upon the SARs. Upon exercise of the SAR, the holder will be entitled to receive payment of an amount determined by multiplying the difference between the fair market value of a share of common stock at the date of exercise over the price fixed by the Compensation Committee at the date of grant by the number of shares with respect to which the Stock Appreciation Right is exercised. Payment for SARs will be made in shares or cash. SARs granted under the 2019 Equity Incentive Plan will expire no later than ten years after the date of grant. In the event the employment of a participant is terminated, any SARs outstanding will terminate in the same manner as described above for options.

Restricted Stock

Restricted stock awards are shares of TrustCo common stock that are awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Subject to the terms and conditions of the 2019 Equity Incentive Plan and the applicable award agreement, upon delivery of shares of restricted stock to a participant, or creation of a book entry evidencing a participant’s ownership of such shares, the participant will have all of the rights of a shareholder with respect to such restricted shares provided that all dividends or distributions whether paid in shares of stock or cash, shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

Shares of restricted stock, however, may not be sold, pledged or otherwise transferred for such period of time as may be determined by the Compensation Committee and specified in the applicable award agreement or until the earlier satisfaction of other conditions (which may include the attainment of performance goals as described below). If a participant is terminated because of his or her death or disability during the restricted period, such period will automatically terminate if such period of restriction is based solely on time, and if such restriction period is based on the achievement of performance goals the restriction period shall terminate as to a pro rata number of shares of restricted stock subject to the restriction period at target based on the number of months’ service during the performance period and upon such termination any shares of restricted stock still subject to the restriction period automatically will be forfeited and returned to TrustCo.

Restricted Stock Units

A restricted stock unit is a right to receive a payment equal to the value of a share of TrustCo common stock that is awarded to a participant subject to the satisfaction of the terms and conditions established by the Compensation Committee. Restricted stock units are similar to restricted stock, except no shares are actually awarded to a participant, and the participant will have no rights of a shareholder with respect to the restricted stock units. All restricted stock units will be settled in shares or by a cash payment determined by reference to the then-current fair market value of TrustCo common stock.

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

The award agreement for the grant of the restricted stock units will specify the time period and other conditions (including the performance goals described below) following which TrustCo will make payment with respect to restricted stock units. Upon a separation from service of a participant, any restricted stock units will terminate in the same manner as described above for restricted stock.

Performance Goals

Awards under the 2019 Equity Incentive Plan may be subject to criteria and objectives determined by the Compensation Committee that must be satisfied or met during a specified time period as a condition to the participant’s receipt of payment with respect to such awards.

Transferability of Awards

Awards under the 2019 Equity Incentive Plan may not be sold or otherwise transferred except by will or the laws of descent and distribution, subject to certain limited exceptions generally relating to transfers not for value to immediate family members and for estate planning purposes.

Change in Control

Except as expressly provided otherwise in an award agreement, in the event of a participant’s termination without cause within twenty-four months following a change-in-control of TrustCo (as “change-in-control” is defined in the plan), all options and stock appreciation rights will vest 100%. Restricted stock and restricted stock units that vest based solely on time shall immediately vest and restricted stock and restricted stock units that vest on the achievement of performance goals shall vest as to a pro rata payment at target based on the number of months’ service during the performance period provided that if the performance period has been completed prior to the participant’s termination and the restricted stock remains restricted and restricted stock units have not been settled then the restricted stock restrictions shall lapse and the restricted stock units shall be paid out based on actual performance and in all events any amounts shall be settled and paid out on or immediately following the date of termination (but in no event later than thirty (30) days following such date). Depending on the nature of the change-in-control transaction, payment of certain awards may be delayed to comply with Section 409A of the Internal Revenue Code.

For purposes of the 2019 Equity Incentive Plan, a “change-in-control” will mean any one or more of the following:

•

any individual, corporation (other than TrustCo or Trustco Bank) or other entity or group of persons acting in concert becomes the beneficial owner of securities of TrustCo or Trustco Bank possessing 20% or more of the voting power for the election of directors of either of those companies,

•

a consolidation, merger or other business combination is consummated that involves either TrustCo or Trustco Bank (or their securities) in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either TrustCo or Trustco Bank (or voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of TrustCo or Trustco Bank (or such other surviving entity or entities),

•

during any period of two consecutive years, individuals who at the beginning of such period constituted the directors of either TrustCo or Trustco Bank cease to constitute at least a majority thereof unless the election, or nomination for election by either TrustCo or Trustco Bank shareholders, of each new director was approved by a vote of at least two-thirds of the directors of either TrustCo or Trustco Bank then still in office who were directors of either at the beginning of any such period, or

•

the completion of a sale, lease, exchange or other transfer is completed (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either TrustCo or Trustco Bank to a party that is not controlled by or under common control with either TrustCo or Trustco Bank.

Amendment and Termination

The board of directors may amend, suspend, or terminate the 2019 Equity Incentive Plan. The Compensation Committee also may, to the extent permitted by the 2019 Equity Incentive Plan, amend the terms of any award granted under the plan, including any award agreement. Subject to certain exceptions, no such change, however, may be made without first obtaining the approval of TrustCo shareholders if the amendment would:

•	increase the maximum number of shares that may be sold or awarded under the plan or increase the maximum award limitations set forth in the plan,

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

•	decrease the minimum option price or grant price requirements applicable to options and SARs,

•	change the class of persons eligible to receive awards,

•	extend the duration of the plan or the period during which options or SARs may be exercised, or

•	otherwise require shareholder approval to comply with any applicable law, regulation or rule.

In addition, no change to the plan or any award under the plan may be made that would materially impair the previously accrued rights of a participant without the written consent of that participant, unless the board of directors or the Compensation Committee determines that the amendment is necessary or advisable to comply with laws, regulations, rules or accounting standards.

The board of directors or the Compensation Committee may adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2019 Equity Incentive Plan. Neither the board of directors nor the Compensation Committee may make any adjustment that would cause an award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

Changes in Capital

In the event of any corporate event or transaction, such as a stock dividend, stock split, recapitalization, reorganization, merger or consolidation, or spin-off, in order to prevent dilution or enlargement of participants’ rights under the 2019 Equity Incentive Plan, the Compensation Committee will adjust the number, class, and kind of securities that can be delivered under the plan and outstanding awards, the plan’s limits on the number of shares that can be subject to awards granted to a single participant during a single fiscal year, and the price, as applicable, of securities subject to awards outstanding under the plan.

Repricing

Neither the board of directors nor the Compensation Committee may authorize the repricing of an award without the prior approval of shareholders. For this purpose, the term “repricing” means any of the following or any other action that has the same effect:

•	to lower the exercise price or price per share of an award after it is granted,

•	to purchase for cash or shares an outstanding award at a time when its exercise price or price per share exceeds the fair market value of TrustCo common stock,

•	to take any other action that is treated as a repricing under generally accepted accounting principles, or

•	to cancel an award at a time when its exercise price or price per share exceeds the fair market value of TrustCo common stock in exchange for another award or TrustCo equity.

Certain Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax consequences, under the Internal Revenue Code, regulations promulgated thereunder and judicial or ruling authorities, as in effect on the date of this summary, applicable to us and participants in connection with awards under the 2019 Equity Incentive Plan. Such authorities are subject to change, which change may be retroactive. This summary assumes that all awards will be exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation. If an award constitutes nonqualified deferred compensation and fails to comply with Section 409A of the Code, the award will be subject to immediate taxation and a penalty tax in the year the award vests. In addition Section 162(m) of the Code was revised as part of the 2017 Tax Reform Act and now limits a company’s ability to deduct for tax purposes compensation in excess of $1,000,000 paid in any single tax year to the chief executive officer or any of the Company’s named executive officers or former named executive officers. This summary is not intended to be exhaustive, and, among other things, does not describe state, local, or non-United States tax consequences, or the effect of gift, estate or inheritance taxes.

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

The grant of options under the 2019 Equity Incentive Plan will not result in taxable income to the recipient of the option or an income tax deduction for TrustCo. However, the transfer of TrustCo common stock to an option holder upon exercise of his or her option may or may not give rise to taxable income to the option holder and a tax deduction for TrustCo depending upon whether such option is a nonqualified stock option or an incentive stock option.

The exercise of a nonqualified stock option by an option holder generally results in immediate recognition of taxable ordinary income by the option holder and a corresponding tax deduction for TrustCo in the amount by which the fair market value of the shares of common stock purchased, on the date of such exercise, exceeds the aggregate exercise price paid. Any appreciation or depreciation in the fair market value of those shares after the exercise date will generally result in a capital gain or loss to the holder at the time he or she disposes of those shares. The gain or loss will be long term or short term depending upon how long the stock is held by the participant prior to its sale.

The exercise of an incentive stock option by the option holder is exempt from income tax, although not from the alternative minimum tax, and does not result in a tax deduction for TrustCo if the holder has been an employee at all times beginning with the option grant date and ending three months before the date the holder exercises the option (or twelve months in the case of termination of employment due to disability). If the option holder has not been so employed during that time, the holder will be taxed as described above for nonqualified stock options. If the option holder disposes of the shares purchased more than two years after the option was granted and more than one year after the option was exercised, then the option holder will recognize any gain or loss upon disposition of those shares as capital gain or loss. However, if the option holder disposes of the shares prior to satisfying these holding periods (known as a “disqualifying disposition”), the option holder will be obligated to report as taxable ordinary income for the year in which that disposition occurs the excess, with certain adjustments, of the fair market value of the shares disposed of, on the date the incentive stock option was exercised, over the exercise price paid for those shares. TrustCo would be entitled to a tax deduction equal to that amount of ordinary income reported by the option holder, subject to any limitations under Section 162(m) of the Code. Any additional gain realized by the option holder on the disqualifying disposition would be capital gain. If the total amount realized in a disqualifying disposition is less than the exercise price of the incentive stock option, the difference would be a capital loss for the holder.

The granting of SARs does not result in taxable income to the recipient of a SAR or a tax deduction for TrustCo. Upon exercise of a SAR, the amount of any cash the participant receives and the fair market value as of the exercise date of any of TrustCo common stock received are taxable to the participant as ordinary income and deductible by TrustCo, subject to any limitations under Section 162(m) of the Code.

A participant will not recognize any taxable income upon the award of shares of restricted stock that are not transferable and are subject to a substantial risk of forfeiture. Generally, the participant will recognize taxable ordinary income at the first time those shares become transferable or are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of those shares when the restrictions lapse. However, a participant may elect to recognize taxable ordinary income upon the award date of restricted stock based on the fair market value of the shares of TrustCo common stock subject to the award on the date of the award. Assuming compliance with the applicable reporting requirements, TrustCo will be entitled to a tax deduction equal to the amount of ordinary income recognized by a participant in connection with his or her restricted stock award in TrustCo’s taxable year in which that participant recognizes that ordinary income, subject to any limitations under Section 162(m) of the Code.

The granting of restricted stock units does not result in taxable income to the recipient of a restricted stock unit or a tax deduction for TrustCo. The amount of cash paid, or the then-current fair market value of common stock received upon settlement of the restricted stock units is taxable to the recipient as ordinary income and deductible by TrustCo, subject to any limitations under Section 162(m) of the Code.

Generally, any amount that is treated as ordinary income (compensation) will be subject to applicable withholding requirements which may be paid by the participant in cash or shares.

Plan Benefits

Awards under the 2019 Equity Incentive Plan are subject to the discretion of the Compensation Committee. As a result, it is not possible to determine the specific amounts and types of awards that may be granted in the future under the 2019 Equity Incentive Plan because the grant of awards under the 2019 Equity Incentive Plan is within the discretion of the Compensation Committee.

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

The fair market value as of February 15, 2019 was $8.22 per share. The following table provides information with respect to the securities authorized for issuance under the 2010 Equity Incentive Plan and the Director Plan.

The following table provides information, as of December 31, 2018, regarding securities authorized for issuance under TrustCo’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	554,641	$6.65	1,517,183
Equity compensation plan not approved by security holders	N/A	N/A	N/A
Total	554,641	$6.65	1,517,183	(1)

(1)

This balance represents 1,061,000 awards of options and restricted stock and 456,183 awards of stock appreciation rights (“SARs”), restricted stock units, performance units, and performance shares remaining available for future issuance.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to approve the TrustCo Bank Corp NY 2019 Equity Incentive Plan. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 4 ON THE TRUSTCO PROXY CARD

Proposal 5 - Advisory Resolution on the Compensation of TrustCo’s Named Executive Officers

TrustCo has annually provided shareholders with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, and the tabular disclosure regarding the compensation of the named executive officers and the accompanying narrative. (This opportunity is often referred to as a “say-on-pay” vote or proposal.)

The say-on-pay proposal described below gives TrustCo shareholders the opportunity to endorse, or not endorse, the compensation of the named executive officers. The vote on the proposal is not intended to address any specific element of executive compensation. Further, the vote is advisory, which means that it is not binding on TrustCo, its board of directors, or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. Please refer to the “Compensation Discussion and Analysis” for a discussion of the effect of the vote on the say-on-pay proposal at TrustCo’s 2018 annual meeting on the Compensation Committee’s decisions during 2018.

As discussed in more detail in the Compensation Discussion and Analysis, TrustCo seeks to offer a compensation structure for its executive officers designed to compare favorably with its peer group while taking into account the experience and responsibilities of each particular executive officer. TrustCo also seeks to provide compensation incentives that promote the enhancement of shareholder value in conjunction with encouraging and rewarding a high level of performance evidenced through the achievement of corporate and individual financial and business objectives and managing and minimizing the level of risk inherent in any compensation program. The Compensation Committee and the board of directors believe that the policies and procedures described in the Compensation Discussion and Analysis are

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

effective in implementing the Company’s compensation program and achieving its goals and that the compensation of the Company’s named executive officers in 2018 reflects and supports these compensation policies and procedures.

Resolution

In light of the foregoing, TrustCo is asking shareholders to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of TrustCo Bank Corp NY approve, on an advisory basis, the compensation of the named executive officers, as disclosed in TrustCo’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis.

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to adopt the foregoing resolution approving the compensation of TrustCo’s named executive officers. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 5 ON THE TRUSTCO PROXY CARD.

Proposal 6- Ratification of the Appointment of Independent Auditors

The Audit Committee of TrustCo’s board of directors has recommended, and the board of directors on February 19, 2019 reappointed, Crowe LLP as TrustCo’s independent auditors for the year ending December 31, 2019. At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Crowe LLP for the fiscal year ending December 31, 2019. Information with respect to the services provided in 2018 and 2017 to TrustCo by Crowe LLP is presented under the Audit Committee discussion, above. Representatives of Crowe LLP are expected to be present at the Annual Meeting to make a statement if they so desire and are also expected to be available to respond to appropriate questions that may be raised.

The following table presents fees for professional audit services, as well as other professional or consulting services, rendered by Crowe LLP. The services included audits of TrustCo’s annual consolidated financial statements for the years ended December 31, 2018 and 2017 and of the effectiveness of internal controls over financial reporting, tax return preparation services, and other services provided by Crowe LLP during the years ended December 31, 2018 and 2017.

	2018	2017
Audit fees	$508,000	481,000
Audit related fees(1)	-	15,000
Tax fees(2)(3)	196,571	99,950
All other fees	-	-

Total Fees	$704,571	595,950

(1)	For 2017, audit-related fees consisted of professional services for S-3 consent procedures. No audit-related fees reported for 2018.
(2)	For 2018 and 2017, tax fees consisted of tax return preparation services and assistance with tax audits.
(3)	For 2018 there was also additional expenses associated with fixed asset studies conducted during the year.

TrustCo’s Audit Committee held twelve meetings and two executive sessions in 2018. The directors currently serving on the Audit Committee are Brian C. Flynn (Chairman), Dennis A. DeGennaro, Lisa M. Lucarelli, Thomas O. Maggs, Dr. Anthony J. Marinello and William D. Powers. The purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting processes and audits of the Company’s financial statements; the Committee’s functions also include the review of TrustCo’s and Trustco Bank’s internal audit function, and the review of the adequacy of internal accounting controls for TrustCo and Trustco Bank. In addition, the Audit Committee annually recommends the use of external audit firms by TrustCo and Trustco Bank in the coming year, after reviewing performance of the existing vendors and available audit resources. Please refer to the discussion under “Audit Committee” for a more detailed description of the Audit Committee’s activities.

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INFORMATION ON TRUSTCO DIRECTORS AND NOMINEES

Vote Required and Recommendation

The affirmative vote of a majority of all of TrustCo’s issued and outstanding shares of common stock is required to ratify the appointment of Crowe LLP as TrustCo’s Independent Auditors for the year ending December 31, 2019. Abstentions on properly executed proxy cards and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as a vote “against” this proposal. Dissenters’ rights are not available to shareholders who object to the proposal.

THE TRUSTCO BOARD RECOMMENDS THAT TRUSTCO SHAREHOLDERS VOTE “FOR” THIS PROPOSAL, WHICH IS ITEM 6 ON THE TRUSTCO PROXY CARD.

Other Matters

TrustCo’s board of directors is not aware of any other matters that may come before the Annual Meeting. If any matter not described in this proxy statement is properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote the shares for which they have voting authority.

Governance Enhancements

As part of its practice of ongoing review and enhancement of its corporate governance, as informed by the Company’s shareholder engagement program, TrustCo’s board of directors has made several changes and seeks shareholder approval for others, which are described in detail in this proxy statement. The enhancements center around the proposal to declassify the board of directors. Already enacted, because the governance documents of the Company permitted direct board action, is the creation of the position of Independent Lead Director, described above. In conjunction with that change, the board eliminated the requirement of an independent board chair. Director DeGennaro was elected as the Company’s first Independent Lead Director and took office as of January 1, 2019. Company President and Chief Executive Officer Robert J. McCormick was elected board chair and took office at the same time. The proposal to declassify the board is presented herein for shareholder approval. Likewise, a proposal to adjust the voting requirements also is presented and is described in detail above.

TrustCo’s board of directors agrees with the view of many shareholders that board diversity is a key contributor to company performance. The board continues to consider diversity in the context of its board refreshment program. In that regard, the board adopted a mandatory retirement age for new directors first taking office in or after 2017. Through the board’s self-evaluation process, the board’s needs in terms of the experience and expertise of its members are continuously evaluated and the needs identified are considered in the process of identifying potential board candidates.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, policies and components of TrustCo’s 2018 executive compensation program for its named executive officers. In addition, the CD&A will discuss and analyze the decisions of and actions taken by the Compensation Committee during, before and after 2018 as those decisions and actions relate to such objectives and policies and the compensation paid to or earned by the named executive officers during 2018.

Named Executive Officers

From the executive officers listed on page 5 of this proxy statement TrustCo identified the following as named executive officers for 2018:

•	Robert J. McCormick, President and Chief Executive Officer, TrustCo and Trustco Bank

•	Michael M. Ozimek, Executive Vice President and Chief Financial Officer, TrustCo and Trustco Bank

•	Scot R. Salvador, Executive Vice President and Chief Banking Officer, TrustCo and Trustco Bank

•	Robert M. Leonard, Executive Vice President and Chief Risk Officer, TrustCo and Trustco Bank

•	Eric W. Schreck, Treasurer, TrustCo, and Senior Vice President, Trustco Bank

Objectives of Executive Compensation Program

Our executive compensation program is designed to promote the following compensation objectives:

•	Encourage and reward the achievement of our short-term and long-term financial and strategic objectives;

•	Align executive interests with the interests of our shareholders to ensure their focus on long-term return to shareholders and consideration of excessive risk mitigation; and

•	Provide a comprehensive compensation program that fosters the retention of current executive officers and serves to attract new highly-talented, results-driven executives as the need may arise.

Engagement, Feedback and Changes

In 2018 and early 2019, TrustCo continued its vigorous shareholder engagement program reaching out to large investors representing approximately 39% of its outstanding shares. Through that outreach, TrustCo had conversations with investors representing approximately 13.50% of the outstanding shares. In response to the input received, over the past several years, TrustCo has made significant and meaningful changes to the way it approaches governance and the way it discloses information about its operation and the compensation of its executives. The goal of these efforts is to provide shareholders with the data needed to fully evaluate the Company’s performance as measured against relevant metrics. The changes made demonstrate TrustCo’s commitment to such matters. Additionally, in 2018, shareholders representing 92.6% of the votes cast supported the “say-on-pay” vote.

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EXECUTIVE COMPENSATION

TrustCo values shareholder views and insights and believes that its engagement program builds informed relationships, promotes transparency, and improves accountability. The ultimate goal is to appropriately relate executive pay to corporate performance and provide our investors with a meaningful voice relating to our corporate governance practices. After listening to shareholder feedback and performing further analysis, TrustCo implemented the following changes to its compensation program:

Compensation Feature	What TrustCo Heard	What TrustCo Did
Single Metric for 3-year Performance Share Awards	Single metrics are disfavored.

Along with the relative metric of ROE, TrustCo added an adjustment factor using a second metric, Efficiency Ratio, for the Performance Share Awards granted in 2017 for the 2018 to 2020 performance period.

For the Performance Share Awards granted in 2018 for 2019 to 2021 performance the Company maintained two metrics but replaced the second metric with an earnings per share downward adjustment factor.

Similar performance metrics under our short-term and long-term incentive plans	Using the same or similar performance goals to measure long-term performance and short-term performance is disfavored as it may be seen as a double payout for the same performance.	The Executive Officer Incentive Plan performance goals and allocations were revised for the 2018 annual bonus and the ROE metric which had been used in the past for both the Performance Share Awards and for the Executive Officer Incentive Plan was replaced with a different metric. In addition, the Efficiency Ratio that had been used for the 2017 Performance Share Awards for the 2018 to 2020 performance period was changed to earnings per share for the 2018 Performance Share Awards for the 2019 to 2021 performance period, thus the short term and long-term incentives plan designs no longer use any of the same metrics to evaluate performance.
Executive Officer Incentive Plan	Using the same or similar performance goals to measure long term performance and short-term performance is disfavored as it may be seen as a double payout for the same performance.	The Company revised the performance metrics, weightings and targets for the 2018 Executive Officer Incentive Plan. These same metrics, weightings and targets were maintained for the 2019 Executive Officer Incentive Plan.

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EXECUTIVE COMPENSATION

Compensation Feature	What TrustCo Heard	What TrustCo Did
Change in Control Acceleration	Single triggers are disfavored.	In March of 2018, TrustCo amended its 2010 Equity Incentive Plan to exclude automatic single-trigger vesting in lieu of double-trigger vesting for all future awards and provide that the number of Performance Share Awards deemed vested in such event will be at the greater of actual performance or target.
Excise Tax Gross Ups	Eliminate excise tax gross ups	All agreements entered into since 2013 no longer include an excise tax gross up, including the two new agreements entered into in 2018.
Clawback Policy	The Company does not have a robust recoupment mechanism for executive officer incentive compensation.	In 2016, TrustCo adopted a very robust Clawback Policy which addresses not only financial restatement recoupment, but also misconduct recoupment.

Highlights of 2018 Business Results

TrustCo continued its strong performance in 2018. The chart below summarizes key results.

Company Performance

Performance Metric	2018 Results	2017 Results
Net Income	$61.4 million	$43.1 million
Return on Average Equity	13.05%	9.64%
Return on Average Assets	1.25%	0.88
Diluted Earnings Per Share	$0.636	$0.448
Nonperforming Loans to Total Loans	0.64%	0.67%
Efficiency Ratio (1)	53.97%	53.75%

(1)

Efficiency ratio is a non-GAAP financial measure. Please refer to page 36 of Trustco’s 2018 Annual Report to Shareholders, which is included with TrustCo’s annual report on Form 10-K for the year ended December 31, 2018, for further information, including the required reconciliation.

Compensation Committee and Management Role in Determining Compensation for the Named Executive Officers

The Compensation Committee has responsibility for overseeing the Company’s executive compensation policies and practices, including establishing annual salaries, long-term incentive and equity-incentive arrangements, annual incentive arrangements, and all other benefits and other compensation programs for the Company’s named executive officers. The Compensation Committee is solely responsible for setting the compensation of Mr. McCormick, the Company’s Chief Executive Officer (“CEO”). As for the other named executive officers, the CEO generally makes recommendations to the Compensation Committee considering the named executive officers’ performance, the Company’s performance, and other factors. The Committee then evaluates the recommendations and determines the levels and structure of these executive officers’ compensation.

In making its decisions, the Compensation Committee considers a number of factors including among others:

•	TrustCo’s and Trustco Bank’s attainment of net income goals;

•	The Company’s operating performance against its past performance and that of its peers;

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EXECUTIVE COMPENSATION

•	Total shareholder return;

•	Overall profitability from year to year;

•	Company efficiency; and

•

Banking experience of individual named executive officers, the scope of their responsibility within the overall organization, their individual performance and the specific contributions they made to TrustCo and Trustco Bank during the course of the year.

The Compensation Committee also considers other relevant factors, including involvement in the community that might better position the organization to serve the immediate needs of Trustco Bank’s market. The Compensation Committee generally considers most or all of the above criteria but does not generally assign a specific weight to any of these factors in making compensation decisions and may choose certain criteria in one year and others in other years. Except for specific goals set with respect to certain compensation programs described herein, the Compensation Committee makes compensation decisions on a discretionary basis considering such factors and criteria as it deems appropriate from year to year.

Use of Peer Companies

As part of the Company’s analysis, review, and implementation of its executive compensation program, the Compensation Committee reviews aspects of the financial performance of a group of companies the Company considers to be its peers as well as the compensation paid to certain executive officers of these peer companies. For example, annual bonus awards paid pursuant to the Company’s Executive Officer Incentive Plan are based on the achievement of certain performance metrics relative to the achievement of the same metrics by these peer companies. In addition, the Compensation Committee typically reviews the total compensation, including base salary, incentive compensation, equity awards, and other compensation, paid to the top three to five executive officers of these peer companies. While the Compensation Committee considers certain aspects of the financial performance of peer companies and the compensation paid to the named executive officers of those peer companies relative to the Company’s performance and compensation paid to the Company’s named executive officers, it does not specifically benchmark compensation against these peer companies. Rather, the Compensation Committee uses the information as a general guide to setting compensation for the Company’s named executive officers.

The Compensation Committee typically determines the Company’s then-current peer group in December of each year in connection with setting certain aspects of annual compensation for the following year. The criteria the Compensation Committee uses to determine peer companies is generally the same from year to year and consists of New York, New Jersey, and Florida-based banks and thrifts with assets of between $2 and $10 billion (measured as of the end of September of each year). The Compensation Committee is of the view that in as much as the Company’s major market areas are in Upstate New York, Downstate New York/Northern New Jersey and Florida, these comparably-sized companies are a reasonable representation of its peers. As of December 31, 2017, the Company had total assets of approximately $4.91 billion. The composition of the peer group may change from year to year as new companies enter the relevant market or on account of changes in the size of companies or mergers or acquisitions. In December 2017, the Compensation Committee selected a peer group consisting of 22 banks and thrifts in order to determine 2018 compensation. The Company’s peer group consisted of the following companies (the “Peer Group”):

Arrow Financial Corporation	Kearny Financial Corp.
Bridge Bancorp, Inc.	Lakeland Bancorp, Inc.
Capital City Bank Group, Inc.	NBT Bancorp Inc.
Community Bank System, Inc.	Northfield Bancorp, Inc.
CenterState Bank Corporation	OceanFirst Financial Corp.
ConnectOne Bancorp, Inc.	Oritani Financial Corp.
Dime Community Bancshares, Inc.	Peapack-Gladstone Financial Corporation
FCB Financial Holdings, Inc.	Provident Financial Services, Inc.
Financial Institutions, Inc.	Seacoast Banking Corporation of Florida
First of Long Island Corporation	Sun Bancorp, Inc.
Flushing Financial Corporation	Tompkins Financial Corporation

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Stonegate Bank and Suffolk Bancorp were acquired in 2017, as a result of each acquisition, the size of the bank became larger than the Company’s targeted asset size for peer group companies. As a result both companies were removed from the peer group.

In December 2018, as part of its year-end review of the Company’s executive compensation program, the Compensation Committee reviewed the base salary and total compensation paid to the officers of the companies in the Peer Group. In addition, the Compensation Committee also compared the Company’s overall performance with that of companies in the Peer Group.

Compensation Consultants

The Compensation Committee periodically, but not necessarily annually, retains compensation consultants, reviews information provided by or through third-party sources, and often relies on TrustCo’s Human Resources Department to gather such information.

In 2018, management engaged McLagan, a business unit of AON Plc and an independent executive compensation consulting firm, for background and market research services. Information thus obtained was also shared with the Committee.

2018 Executive Compensation Program

For 2018 there were three basic elements to TrustCo’s current executive compensation program, each of which has sub-elements:

Annual Compensation	Salary, Executive Officer Incentive Plan and Other Benefits

Long-Term Compensation	Restricted Stock Units and Performance Share Awards,

Retirement Compensation	401(k) Plan and Replacement Supplemental Retirement Plan Payments

As a general matter, the Compensation Committee initially considers total compensation levels of the Peer Group prior to making compensation decisions with respect to each of the individual elements of executive compensation. The description below provides discussion and analysis for each element of TrustCo’s executive compensation program for 2018, including the relevant history of those components and the compensation decisions made for 2018.

Annual Compensation

Base Salary

Annual salary is the base compensation for the Company’s named executive officers and is intended to provide a portion of compensation that is fixed to give the Company’s named executive officers resources upon which to live and provide them with a certain level of financial security. The salaries for the Company’s named executive officers are established based upon the scope of their respective responsibilities, taking into account competitive market compensation paid by the Peer Group for similar positions along with the performance of these companies relative to the performance of the Company. Salaries are reviewed at least annually and are also reviewed upon the request of the board of directors.

In considering base salaries, the Committee considered a number of factors including the attainment of key performance goals and indicators set by the Committee for the executive officers with respect to regulatory matters, the retirement of Chief Operating Officer Robert T. Cushing, and the corresponding redistribution of his responsibilities among the other members of the executive management team, and, with respect to Messrs. Leonard, Ozimek, and Schreck, the comparative executive-officer base salaries in the Company’s peer group. Accordingly, on a case-by-case basis, the Committee determined that increases in executive officer base salaries were warranted and consistent with the stated goals of the executive compensation program. Specifically with respect to Mr. McCormick, the committee noted that as of the end of 2017 he had not had an increase in base salary in eight years. Mr. Leonard and Mr. Ozimek accepted greater proportions of Mr. Cushing’s redistributed responsibilities and their salary adjustments were correspondingly greater.

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Accordingly, named executive officer compensation for 2018 was set as follows:

Name and Position	2018 Annual Base Salary (1)	Increase over 2017
Robert J. McCormick	$975,000	11%
Michael M. Ozimek	$310,000	38%
Scot R. Salvador	$600,000	15%
Robert M. Leonard	$400,000	31%
Eric W. Schreck	$300,000	6%

(1)

Base salary represents the salary in effect as of January 1, 2018. Mr. Ozimek received an increase, effective on December 18, 2018, as a result of his promotion to Executive Vice President. His salary was changed to $360,000.

Executive Officer Incentive Plan for 2018

The Executive Officer Incentive Plan provides for annual bonus compensation for the named executive officers based upon the achievement of certain corporate performance targets. The bonus percentage is the same for each named executive officer. The Compensation Committee reviews and adjusts as appropriate the plan bonus opportunities, performance targets, structure, and other metrics on an annual basis. In December 2017, the Compensation Committee met and approved the bonus opportunities, performance targets, structure, and other metrics for 2018.

The corporate performance targets set for 2018 included, Return on Average Assets, Efficiency Ratio, and the Risk-Based Capital Ratio, each as measured against the composite performance of the Peer Group. The Committee changed the performance targets from the prior year before the beginning of 2018 by selecting three indicators instead of four and changing one of the three indicators in response to shareholder feedback. It believes that these three indicators are indicative of the overall management of all aspects of the financial performance of the Company as Return on Average Assets measures the Company’s profitability, the Efficiency Ratio monitors management’s effectiveness in the exercise of expense controls and the risk- based capital ratio is an indicator of overall risk that management is taking in balance sheet. Bonuses for 2018 would only be awarded for achievement of corporate targets and are based on threshold (15% of base salary), target 1 (30% of base salary), target 2 (45% of base salary) and maximum (60% of base salary) level of achievement. The threshold, target and maximum were unchanged from the prior year however, a second target amount was added in response to shareholder feedback expressed through the Company’s outreach efforts. The tier structure was adjusted to more closely align with the structures used by the Company’s peers.

The following table sets forth the corporate performance targets, weightings, levels of achievement and other details under the Executive Officer Incentive Plan for 2018.

2018 Executive Officer Incentive Plan

Target 1 Target 2 2018 Award as a % of Salary Threshold Performance Level (15% of salary) (1) Threshold Performance Level (30% of salary) (2) Threshold Performance Level (45% of salary) (2) Maximum Performance Level (60% of salary) TrustCo Performance Award % Earned Performance Criteria Level Percentile Rank Equal to 40th to 49th Percentile of Peer Group 50th to 59th Percentile of Peer Group 50th to 59th Percentile of Peer Group 60th Percentile or Above of Peer Group Return on Average Assets Ratio 76th Percentile 60.00% 18.00% Efficiency Ratio 72nd Percentile 60.00% 18.00% Tier 1 Risk-Based Capital Ratio 86th Percentile 60.00% 24.00% Total 60.00%

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(1)	Provided that performance is better than 2017 performance.
(2)	Provided that performance is better than 2017 performance, payout will be based on Target 2 percentage, otherwise Target 1 percentage.

2019 Contingent Bonus Payments from 2018 Executive Officer Incentive Plan

Consistent with the Company’s practice of placing more emphasis on long-term compensation and to reward executives for sustained performance over more than one year, in December 2017, when the Compensation Committee approved the bonus opportunities and performance targets for 2018, it required, as allowed under the plan, that to the extent that the achievement level for 2018 resulted in bonus amounts in excess of 30% of base salary for the executives, payment of the amount in excess of 30% (the “Contingent Bonus”) would be contingent on achievement in 2019 of the same corporate performance goals set for 2018 (Return on Average Assets, Efficiency Ratio, and the Risk-Based Capital Ratio) relative to the Peer Group average performance for 2019. Payment levels were based on threshold (100% of Contingent Bonus), target (115% of Contingent Bonus) and maximum (125% of Contingent Bonus) level of achievement. At the threshold level, the Contingent Bonus would not be earned unless performance for at least two of the performance goals for 2019 are within the 40th to 49th percentile of the Peer Group average performance level for 2019. Payment of any amount in excess of 100% of the Contingent Bonus would be subject to achievement of corporate performance goals at a level better than the Peer Group average performance.

2018 Contingent Bonus Payment Criteria

Performance Level	Performance Criteria	Bonus Payment

Threshold	At least two of the performance goals set for 2019 are achieved at a level of 40th to 49th percentile of the peer group performance	100% of Contingent Bonus
Target	All performance goals for 2019 are achieved at 50th to 59th percentile of the peer group performance	115% of Contingent Bonus
Maximum	All performance goals for 2019 are achieved at 60th percentile or greater than the peer group performance	125% of Contingent Bonus

Based upon the Company’s 2018 performance, the Executive Officers Incentive Plan generated the maximum bonus of 60% of base salary to the participating executive officers, with the result that half of the bonus (all amounts above 30% of base salary) would be subject to the one-year Contingent Bonus payment feature and only paid out next year if the additional criteria are met. The Compensation Committee believes that the Executive Officer Incentive Plan, as currently structured with the long-term performance feature, will encourage and reward executives for achievement of key corporate performance goals that will contribute to long-term sustained performance, drive long-term shareholder value creation, and encourage executive decision making that mitigates long-term risk. Moreover, the Committee believes that payment levels relative to base salary percentages are generally consistent with Peer Group bonus compensation levels and serve to reward executives for superior performance over more than one year with enhanced performance-based compensation in lieu of increased fixed compensation. The amounts paid in 2018 under the 2018 Executive Officer Incentive Plan to Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck, were $292,500, $93,000, $180,000, $120,000 and $90,000, respectively.

2018 Contingent Bonus Payments from 2017 Executive Officer Incentive Plan

3.75% of the 2017 Executive Officer Incentive Plan was subject to the 2018 Contingent Bonus payment feature set forth below. Based on 2018 performance, the named executive officers received a bonus payment at the threshold level of 100% of the contingent bonus based on achieving three of the four metrics. Return on Average Equity was greater than 125% of the peer group average, Return on Average Assets and Efficiency Ratio were both between 100% and 125% of peer group average.

The amounts paid under the 2017 Executive Officer Incentive Plan to Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck, were $36,563, $11,625, $22,500, $15,000, and $11,250, respectively.

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Other Annual Benefits

Annual Benefits

The Company provides certain other annual benefits to the named executive officers in the form of benefits under its executive medical reimbursement plan described below, use of Company cars, country club memberships, financial planning services and additional tax “gross up” payments with respect to these benefits. In addition to the specific reasons set forth below for providing these benefits, the Compensation Committee believes they help to provide a comprehensive compensation program that fosters the retention of our current executive officers and will serve to attract new highly talented, results-driven executives as the need may arise. The Compensation Committee believes that the value of these other annual benefits to the Company’s overall executive compensation program and the individual named executive officers outweighs the cost to the Company, which is set forth in the “All Other Compensation” column of the “Summary Compensation Table” below.

Executive Medical Reimbursement Plan

Messrs. McCormick, Ozimek, Salvador, and Leonard are participants in the Company’s executive medical reimbursement plan. The plan is intended to provide for the reimbursement of medical, hospitalization, and dental expenses that exceed the deductible or co-payment limits under the Company’s general medical insurance plans. The plan is intended to provide selected named executive officers with the basic resources upon which to live and provide them with a certain level of financial security in the face of extraordinary medical expenses, thus ensuring they remain focused on the Company’s business goals.

Use of Company Cars

The Company provides all of the named executive officers with the use of a car. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the Peer Group companies provide a similar benefit) and recognizes and rewards the named executive officers for their achievement to the level of a senior executive.

Club Memberships

The Company provides all of the named executive officers with membership in a club of their choice. The Compensation Committee believes that this benefit is generally consistent with industry practice (a majority of the Peer Group companies provide a similar benefit) and provides a platform for the executives to entertain clients and potential clients of the Company and fosters interaction with other community leaders, which is intended to drive business development and, ultimately, Company performance.

Financial Planning

The Company pays for the cost of financial planning services for Messrs. McCormick, Ozimek, Salvador, and Leonard by a professional consulting firm. This benefit is extended to a select group of executives based upon their individual situations and positions within the Company and is intended to enhance the overall efficiency of the Company’s executive compensation program by ensuring that the participating executive officers consider and properly plan for the various estate tax consequences, and generally take full advantage of the Company’s various compensation programs, taking into account their individual circumstances.

Additional Tax Payments

The Company makes additional annual payments to the named executive officers to ensure that the effect of the above-mentioned other annual benefits is tax neutral to the executives. Given that these benefits are generally designed with a business purpose, this additional tax benefit ensures that the value of these other annual benefits is not diminished and does not create additional financial consequences for the executives.

Long-Term Compensation

Long-Term Incentive Program

The Company maintains a long-term incentive compensation program through the 2010 Equity Incentive Plan, the Performance Bonus Plan applicable to Messrs. McCormick and Salvador and performance-based stock appreciation units issued to Mr. Leonard. The 2010 Equity Incentive Plan provides for annual grants of equity-based awards of which restricted stock units and performance awards are required to be settled in cash, the Performance Bonus Plan provides

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for a cash payment equal to the increase in value from the change in control over the stock price at the date of grant of the award and the performance-based stock appreciation units provide for a cash payment to Mr. Leonard upon a termination in connection with a change in control based upon the appreciation in value of TrustCo’s common stock between the date of his award and the date of the occurrence of a change in control or Mr. Leonard’s termination whichever value is greater. The Company believes that compensation derived from the value of our common stock ties the interests of the named executive officers with those of our shareholders and thereby drives long-term success.

The 2010 Equity Incentive Plan was established to advance the interests of the Company and its shareholders by providing all employees including the executive officers an opportunity to acquire equity or equity-based ownership in the Company along with the incentive advantages inherent in compensation tied to the value of our common stock. The 2010 Equity Incentive Plan allows for the grant of a variety of equity-based awards, including stock options, restricted stock, restricted stock units and performance shares but requires that restricted stock units and performance shares be paid out only in cash. The 2010 Equity Incentive Plan is administered by the Compensation Committee, which is empowered to determine the amount and recipients of awards and the other terms and conditions of awards to be granted thereunder, including the exercise price, vesting conditions, and expiration dates. In 2016 we ceased granting stock options to our named executive officers and granted for 2016, 2017, and 2018 only restricted stock units and performance shares that settle in cash.

When granting equity-based awards to any of the named executive officers, the Compensation Committee reviews the executive officer’s position and individual performance in light of the Company’s goals to drive long-term performance and tie the interests of the named executive officers with those of our shareholders. The Compensation Committee also reviews awards granted to similarly situated officers at Peer Group companies. Ultimately, however, the Compensation Committee makes discretionary judgments based on these factors and its ongoing assessment and understanding of TrustCo and its executive officers. Awards are designed to ensure each named executive officer has a sense of ownership in the financial growth and the growth in total shareholder return of the Company.

We grant our equity awards in the fall before the end of our fiscal year at the same time that we determine bonus compensation amounts and performance goals for the next fiscal year. In making the 2018 annual equity awards, the Compensation Committee sought to award a specific present value of long-term compensation in the form of time-vested and performance-vested awards to each of the named executive officers based on their position and contributions to the Company. Historically, the mix of different types of awards was intended to combine the retention and downside risk benefits inherent in restricted stock units and performance shares with the shareholder-value-creation benefits inherent in stock options, while mitigating the perceived excessive risk that potentially manifests itself through a single type of award approach. Consistent with the Company’s continued emphasis on performance-based compensation tied to specific corporate goals, in 2018 the Compensation Committee maintained its recent practice of weighting the awards more heavily towards performance-vested awards (performance shares) and allocated 60% of the equity awards to performance shares that vest based on financial metrics over the following three fiscal years (see below) and 40% in time-vested restricted stock units.

Restricted Stock Unit Awards

In November 2018, the Compensation Committee granted the following restricted stock unit awards to each of the named executive officers for 2018 performance:

Named Executive Officer	Restricted Stock Units (1)
Robert J. McCormick	26,110
Michael M. Ozimek	3,916
Scot R. Salvador	14,360
Robert M. Leonard	14,360
Eric W. Schreck	3,916

(1)

In 2018 the amount of this award was determined as a dollar amount. The number of units issued was based on that amount divided by the closing stock price ($7.66) on the day of issue (November 20, 2018).

The periods of restriction applicable to the restricted stock unit awards will lapse in three equal vesting periods in November of 2019, 2020, and 2021, respectively. In addition, vesting of units and the lapse of the restrictions may accelerate upon certain

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events, including the death, disability, or retirement of an award holder. Upon a change in control of TrustCo the restricted stock units will be settled in accordance with the provisions of the plan. All restricted stock units are settled in cash only; no shares of the Company’s common stock will be issued in connection with the lapse of the period of restriction applicable to the units.

The definition of “change in control” is contained in the 2010 Equity Incentive Plan and is substantially the same as the definition contained in the senior executives’ employment agreements and the Performance Bonus Plan described below (and also substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code). The Compensation Committee believes that the definition of change in control is customary within the banking industry and that the circumstances under which change in control benefits would vest or become payable are reasonable.

In November 2018, the 2015 restricted stock unit awards vested in full and Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck respectively received cash payments of: $144,855, $19,575, $72,428, $72,428, and $19,575.

In November 2018, one-third of the 2017 restricted stock unit awards vested and Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck respectively received cash payments of: $51,136, $7,156, $25,564, $25,564, and $7,156.

Performance Share Awards

In November 2018 the Compensation Committee granted the following performance-based equity awards to each of the named executive officers:

Named Executive Officer	Performance Shares at Target (1)
Robert J. McCormick	39,164
Michael M. Ozimek	5,875
Scot R. Salvador	21,540
Robert M. Leonard	21,540
Eric W. Schreck	5,875

(1)

In 2018 the amount of this award was determined as a dollar amount. The number of units issued was based on that amount divided by the closing stock price ($7.66) on the day of issue (November 20, 2018).

Each performance share represents the right to receive upon settlement an amount in cash equal to the fair market value of one share of TrustCo common stock. The performance shares generally will vest at the end of a three-year performance period based upon continued employment through the end of the performance period and the achievement of the corporate performance goals set forth at the time of grant. The three-year performance period for the 2018 awards runs from January 1, 2019 through December 31, 2021 (the “Performance Period”). Based on shareholder input, beginning in 2017 the vesting of these performance share awards is based on the achievement of two performance metrics: for 2018 it was return on average equity and earnings per share, which will be measured as described below. For 2018, the Company changed this second metric from Efficiency Ratio to earnings per share in order to address concerns raised by shareholders about the use of the same metric in two plans for the same period.

The Company’s return on average equity measured as the average of each of the three years within the defined performance period against a comparative group of peer institutions with vesting and payout occurring at the end of the performance period. The following table outlines the peer ranking and the corresponding adjustment factor:

Return on Average Equity for the Performance Period
Percentile Ranking	Factor
Above 60th percentile of the Peer Group	150%
50th - 59th percentile of the Peer Group	100%
40th - 49th percentile of the Peer Group	75%
Below 40th percentile of the Peer Group	0%

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The second performance metric for the Performance Share Award is earnings per share. If the Company’s annualized earnings per share grows less than 5% during the three-year performance period, the total award is reduced by one third.

Performance shares may vest, prior to the end of the performance period upon the death, disability, or retirement of a participant on a pro rata basis and will be settled at the end of the performance period based on the Company’s performance. In the event of a change in control of TrustCo during the performance period, awards will be settled based on the higher of actual performance or target at the time of the change in control. The payment of shares will be governed by the terms of the plan.

Achievement of 2015 Performance Share Awards

In 2015 the named executive officers received performance share awards which had a three-year performance period that expired on December 31, 2018.

Named Executive Officer	Threshold	Target	Maximum
Robert J. McCormick	19,500	26,000	32,500
Michael M. Ozimek	2,625	3,500	4,375
Scot R. Salvador	10,313	13,750	17,188
Robert M. Leonard	10,313	13,750	17,188
Eric W. Schreck	2,625	3,500	4,375

Achievement of the performance-goals condition was measured by the percentage increase in the Company’s diluted earnings per share as of the end of December 2018 ($0.636) over the Company’s diluted earnings per share as of the end of December 2015 ($0.444).

In 2019, the Compensation Committee determined that the performance goals for the 2015 awards were achieved at the maximum level. Accordingly, payments were made at the maximum number of units, or 125% of the target amounts. Thus, Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck received cash payments of $222,950, $30,013, $117,910, $117,910 and $30,013, respectively, with respect to the 2015 performance share awards, based on the $6.86 closing price per share of TrustCo common stock on December 31, 2018.

Performance Bonus Plan and Performance-Based Stock Appreciation Unit Awards

The Company adopted the Performance Bonus Plan for its most senior executive officers in 1997 and it was amended and restated in 2008 to among other matters, comply with Section 409A of the Internal Revenue Code. This plan provides cash compensation to Messrs. McCormick, and Salvador in the event of a change in control of the Company based on the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a change in control. The units so awarded vest fifteen days prior to the scheduled closing date of a change in control, upon the occurrence of an unannounced change in control, or upon a participant’s termination of employment for reasons other than cause within one year prior to a change in control. Messrs. McCormick and Salvador were each awarded 524,702 units in 2004 at a price of $10.78 per unit and $13.15 per unit, respectively. In 2014, in connection with Mr. Leonard’s promotion to the senior executive management team, the Company granted Mr. Leonard an award of 300,000 performance-based stock appreciation units with a per unit price of $6.95 under a separate agreement with him (the “PSAUs”). The PSAUs are similar to the awards issued to Messrs. McCormick and Salvador under the Performance Bonus Plan however the PSAUs pay out in cash solely upon a “double trigger” change in control and Mr. Leonard will not receive a tax gross-up to cover potential excise taxes under Section 4999 of the Internal Revenue Code. The PSAUs will become vested upon (i) a termination of Mr. Leonard without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of Mr. Leonard without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive cash compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or Mr. Leonard’s termination (whichever value is greater). Although the Company is not actively seeking to be acquired, the Compensation Committee understands that regional banking institutions such as the Company are continually subject to acquisition by third parties.

The Performance Bonus Plan and the PSAUs were designed to accomplish two objectives with respect to these senior executive officers. First, the plan is intended to reward the executive officers for a successful strategic acquisition that is in the best interest of our shareholders. Second, because it is unlikely that following any change in control, TrustCo’s senior

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executive officers would continue to have the same level of responsibility and compensation as they currently have with TrustCo and inasmuch as these senior executive officers may perceive significant risks in any such reduced responsibility and compensation resulting from any such acquisition, the Performance Bonus Plan and the PSAUs, along with the change in control benefits available under the senior executives’ employment agreements, is designed to encourage these highly qualified executives to remain with the Company through the consummation of such acquisition and to attract other executives as may be necessary.

The Compensation Committee believes that the definition of change in control in the Performance Based Plan and the PSAUs (which is substantially the same as the definition contained in the senior executives’ employment agreements and is substantially the definition set forth in the U.S. Treasury Department regulations under Section 409A of the Internal Revenue Code) is customary within the banking industry and that the circumstances under which change in control payments would be made are reasonable.

Mr. Schreck does not participate in the Performance Bonus Plan and has not been awarded PSAUs.

Stock Ownership Guidelines

The Company’s board of directors has adopted stock ownership guidelines for both senior management and members of the board. The board believes directors and designated members of senior management should have a financial investment in the Company. As CEO, Mr. McCormick is expected to beneficially own (including options to acquire shares and other equity-based awards) 350,000 shares, and as Executive Vice Presidents, Messrs. Salvador, Leonard and Ozimek are each expected to beneficially own 250,000 shares (including options to acquire shares and other equity-based awards). These guidelines for members of senior management are expected to be achieved within four years of being appointed to their positions. As of December 31, 2018 Mr. McCormick beneficially owned 2,264,920 shares and Messrs. Salvador, Leonard and Ozimek beneficially owned 920,385, 548,201, and 58,162, respectively. Mr. Ozimek was promoted to senior management in December 2018, so he has four years in which to comply with these guidelines. The totals above include awards under equity plans, and include Messrs. McCormick and Salvador’s awards under the Performance Bonus Plan and Mr. Leonard’s PSAUs. Additional information regarding the stock ownership of the Company’s executive officers is set forth under “Information on Trustco Executive Officers” and in the Outstanding Equity Awards-December 31, 2018 table. As a Senior Vice President, Mr. Schreck is not subject to stock ownership guidelines.

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits all of our executive officers and directors from engaging in any hedging or monetization transactions or similar arrangements with respect to any of our equity securities held by them and also prohibits them from pledging any of their Company equity securities including by holding such shares in a margin account. The hedging and pledging restrictions are set forth in the TrustCo Insider Trading Policy, which can be found under the investor relations link on the Company’s website.

Clawback Policy

In July of 2016, TrustCo adopted an Executive Compensation Clawback Policy that provides for the recovery by the Company of certain elements of compensation received by executive officers of the Company if the Company is required to restate its financial statements or if an executive officer has committed an act of material fraud or misconduct.

In general, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with a financial reporting requirement under the securities laws, regardless of whether such restatement is a result of misconduct, and the Compensation Committee determines that one or more of the Company’s executive officers covered by the Clawback Policy received incentive-based compensation in excess of what should have been received based on the restatement during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement, the Company must recover the amount of such excess compensation, subject to certain, limited exceptions.

In addition, to the extent that the Compensation Committee determines that one or more of its executive officers committed one or more willful acts of material fraud or material misconduct that directly or indirectly had a material adverse effect on the Company, the Compensation Committee may require such officers to forfeit or reimburse the Company for some or all of the incentive-based compensation or other variable compensation awarded to or received by such officers during the twelve-month period following the commission of the acts of fraud or misconduct and/or occurrence of a material adverse effect.

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Retirement Compensation

The retirement plans available to TrustCo’s officers and employees include the Retirement Plan of Trustco Bank, the Trustco Bank Profit
Sharing/401(k) Plan, and the Company’s Supplemental Retirement Plan.

Retirement Plan and Profit Sharing/401(k) Plan

The Trustco Bank Retirement Plan is a defined benefit pension plan pursuant to which annual retirement benefits are based on years of service to a maximum of 30 years and average annual earnings of the highest five consecutive years during the final ten years of service. The defined benefit retirement plan is fully funded by Trustco Bank contributions. The Retirement Plan was “frozen,” in 2006, and there will be no new participants in the plan. Participants in the plan during 2006 are entitled to benefits accrued as of December 31, 2006. TrustCo and the Compensation Committee believe that, for companies nationwide, the primary vehicle for employee retirement benefits is the 401(k) savings plan. To meet increased employee expectations in this regard, TrustCo enhanced its Profit Sharing Plan in 2006 to include a 401(k) feature, thereby making this the primary retirement plan for TrustCo. Each of the named executive officers participates in the Retirement Plan, and in the Profit Sharing/401(k) Plan.

Supplemental Retirement Plan

The Company maintains a Supplemental Retirement Plan (“SERP”), which is an unfunded, nonqualified, and non-contributory deferred compensation plan. The amounts of supplemental retirement benefits payable under the SERP are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (i) the total retirement benefit the participant would have received under the Trustco Bank Retirement Plan without taking into account limitations on compensation, annual benefits, and years of service and (ii) the retirement benefit the participant is projected to receive under the Trustco Bank Retirement Plan at normal retirement (up to a maximum of $7,000,000). The Company’s annual contribution to the SERP (through 2008) and its current direct cash payments to each participant (which are described below) are determined pursuant to a formula set forth in the SERP. Because the Compensation Committee established the plan to provide the supplemental retirement benefits described above, neither the annual contributions to the SERP nor the direct annual payments to be made to the senior executive officers beginning in 2009 in lieu of the SERP contributions are considered annual compensation and are not taken into account when determining other components of annual compensation.

The Compensation Committee believes that the SERP together with the Retirement Plan and the Profit Sharing/401(k) Plan promote executive retention and allow the executive to focus on the long-term success of TrustCo. Participation in the SERP is limited to a select group of executives of TrustCo who are highly-compensated employees, and an employee must be selected by the board of directors to participate in the Plan. In December 2008, as a result of the effect of Section 409A of the Internal Revenue Code and its implementing regulations, which added a six-month period prior to the executive receiving the vested benefit that would be paid upon retirement or separation from service, TrustCo’s senior executives made a recommendation to the Compensation Committee to freeze the SERP effective December 31, 2008 and requested that the amount of the Company’s annual contribution to the SERP plus interest for each officer instead be paid directly to each officer. The Committee considered the request and decided to add a corresponding amendment to the SERP and to each SERP participant’s employment agreement to the effect that the annual increment to be added to the SERP plus interest was to be paid directly to the executive officer. Under the employment agreement amendment, the payment is to be equal to the incremental amount that would have been credited for the year to the executive’s supplemental account balance under the SERP as such plan was in effect on December 31, 2007, and had it not been amended to cease additional benefit accruals following December 31, 2008. A similar provision was added to Messrs. Leonard and Ozimek’s employment agreements upon their promotion to the senior executive management team. All amounts currently accrued under the SERP will remain accrued until the separation of service of the executive. Of the Company’s named executive officers, only Messrs. McCormick and Salvador participate in SERP.

Employment Agreements

As discussed in more detail below, TrustCo and Trustco Bank entered into employment agreements in 2008 (which are substantially identical to each other) with Messrs. McCormick and Salvador that generally provide for their annual compensation and benefits and certain termination benefits in connection with a change in control. Specifically, these agreements provide for (i) a change in control/severance payment upon the earlier to occur of a change in control or a termination of the executive’s employment within one year prior to a change in control in an amount equal to 2.99 times his annual compensation in effect at the time of his termination or the change in control and (ii) the transfer of certain Company provided perquisites to the executive upon a termination of the executive’s employment within two years following a change in control. In addition, the agreements provide for the reimbursement of certain post termination medical expenses in the event of a termination of the executive’s employment (i) on account of death, disability or retirement at any time during his

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employment, or (ii) for any reason (other than for cause) within two years following a change in control. Although these legacy agreements are structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, the agreements also provide for a tax gross-up payment, if necessary, to mitigate against any excise tax that might be imposed under Section 4999 and ensure that the executives receive the full intended change in control/severance payment, should any such excise tax be imposed. As noted above, these employment agreements, along with the Performance Bonus Plan, are intended to reward the Company’s most senior executive officers for a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders and encourage these senior executives to remain with the Company up to and through the consummation of such strategic acquisition in order to ensure a stable management team through the consummation of such transaction.

In 2013, in connection with his promotion to the senior executive management team, TrustCo and Trustco Bank also entered into an employment agreement with Mr. Leonard and in 2018 in connection with his promotion to the senior executive management team, TrustCo and Trustco Bank also entered into an employment agreement with Mr. Ozimek. Mr. Leonard’s and Mr. Ozimek’s employment agreement each provide for certain termination benefits in connection with a change in control. Specifically, Mr. Leonard and Mr. Ozimek shall receive a change in control/severance payment in the event of a termination within one year prior to or two years following a change in control. They each receive the same medical reimbursement benefits and perquisites provided to Messrs. McCormick, and Salvador upon the termination of his employment for death, disability, retirement or for any reason (other than for cause) within two years following a change in control. While Mr. Leonard’s and Mr. Ozimek’s agreements are also structured to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code, they do not provide for a similar excise tax gross-up. Similar to the employment agreements for Messrs. McCormick, and Salvador, Mr. Leonard’s and Mr. Ozimek’s employment agreements are intended to encourage the executive to remain with the Company up to and through the consummation of a successful strategic acquisition of TrustCo and Trustco Bank that is in the best interest of our shareholders in order to ensure a stable management team through the consummation of such transaction.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of TrustCo and Trustco Bank. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE:	Thomas O. Maggs, Chair
Dennis A. DeGennaro
Brian C. Flynn Lisa M. Lucarelli
Dr. Anthony J. Marinello
William D. Powers

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EXECUTIVE COMPENSATION

Executive Compensation Payments and Awards

The following table sets forth the compensation awarded to, paid to or earned by the named executive officers of TrustCo for services rendered in all capacities to TrustCo and its subsidiaries for the fiscal years ended December 31, 2018, 2017, and 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Non-equity Incentive Plan Compensation (2)	Change to Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
		($)	($)	($)	($)	($)	($)	($)
Robert J. McCormick President & Chief Executive Officer, TrustCo and Trustco Bank	2018	975,000	-	499,999	329,063	-	673,193	2,477,255
	2017	880,000	-	460,000	297,000	41,872	503,249	2,182,121
	2016	880,000	-	382,375	132,000	17,010	486,978	1,898,363
Michael M. Ozimek Executive Vice President & Chief Financial Officer TrustCo and Trustco Bank	2018	311,923	-	75,000	104,625	-	73,473	565,021
	2017	250,000	-	64,400	84,375	4,305	59,044	462,124
	2016	235,000	-	52,325	35,250	1,542	43,642	367,759
Scot R. Salvador Executive Vice President & Chief Lending Officer, TrustCo and Trustco Bank	2018	600,000	-	274,994	202,500	-	444,811	1,522,305
	2017	520,000	-	230,000	175,500	33,283	355,847	1,314,630
	2016	520,000	-	201,250	78,000	12,962	329,982	1,142,194
Robert M. Leonard Executive Vice President & Chief Risk Officer TrustCo and Trustco Bank	2018	400,000	-	274,994	135,000	-	526,164	1,336,158
	2017	330,000	-	230,000	111,375	25,020	347,909	1,044,304
	2016	291,154	-	201,250	45,750	10,229	283,122	831,505
Eric W. Schreck Treasurer, TrustCo and Senior Vice President, Trustco Bank	2018	300,000	-	75,000	101,250	-	50,468	526,718
	2017	283,400	-	64,400	95,648	22,116	44,501	510,065
	2016	272,500	-	52,325	40,875	8,574	46,075	420,349

(1)

The amounts in these columns are the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“FASB ASC 718”) for the stock awards (consisting of restricted stock units and performance shares) in 2018, 2017, and 2016. The assumptions made in the valuation of the awards are described in note 9 to TrustCo’s consolidated financial statements for the years ended December 31, 2018, 2017, and 2016 under the heading “Stock Based Compensation Plans-Equity Awards.” For financial reporting purposes, the estimated values of these grants are spread over future periods; however, for this table the total cost of the grants are reflected in the year of the grant. For purposes of calculating the grant date fair value of the performance shares set forth above, the Company assumed the achievement of the performance goal at the target level. If the Company assumed the achievement of the performance goal at the maximum performance level, the grant date fair value of the 2018 performance share awards for Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck, would be $449,994, $67,508, $247,495, $247,495, and $67,508, respectively. Additional information about the awards is presented below under the heading “Plan-Based Awards.”

(2)

The amounts in this column were determined in accordance with the Executive Officer Incentive Plan and the performance measures thereunder approved by the board of directors. This information reflects payments made under the 2018 award that are not subject to the 2019 contingent bonus payments as well as the 2018 contingent bonus payments based on the 2017 award. The operation of this plan is discussed in the Compensation Discussion and Analysis under “2018 Executive Officer Incentive Plan” and below under “Plan-Based Awards” for the 2018 awards and above under “2018 Contingent Bonus Payment Criteria” for the 2018 contingent bonus payments If the contingent portion of the plan pays out at threshold Messrs. McCormick, Ozimek, Salvador, Leonard and Shreck will receive $292,500, 108,000, 180,000, 150,000 and 93,000, respectively. These amounts are based upon approved salaries for 2019.

(3)

The amounts in this column are derived from the change in value of vested benefits accrued under the Trustco Retirement Plan of Trustco Bank. See the table “Pension Benefits” for more details on the methodology followed to perform these calculations and a discussion of TrustCo and Trustco Bank retirement benefits generally. The table above reflects that there was no increase in value of the pension benefits during 2018.

(4)

The amounts in this column include all other compensation paid to the named executive officers including tax gross-ups (of $54,935, $26,228, $40,566, $39,646, and $14,228 for Messrs. McCormick, Ozimek, Salvador, Leonard, and Schreck, respectively, for 2018) incurred on personal benefits, personal use of auto, health insurance, tax planning assistance, and personal use of clubs. The

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amounts included are the cost paid by TrustCo to third parties for these items and included in the Company’s financial statements. Also included for Messrs. McCormick, Ozimek, Salvador and Leonard is compensation paid to them under their employment agreements representing the incremental amount that would have been credited to them for 2018 under the TrustCo Supplemental Retirement Plan had such plan not been amended to cease additional benefit accruals following December 31, 2008 and, in the case of Messrs. Leonard and Ozimek, had they been participants. For 2018, the Company paid $548,637, $7,423, $349,597, and $432,830 to Messrs. McCormick, Ozimek, Salvador and Leonard, respectively, in lieu of such Supplemental Retirement Plan contributions. TrustCo sponsors a 401(k)/Profit Sharing Plan for all employees under which the Company offers to match employee contributions, subject to certain limits. For 2018, the Company match for the 401(k)/Profit Sharing Plan for Messrs. McCormick, Salvador, Leonard and Schreck was $12,375 and for Mr. Ozimek $10,211.

Plan-Based Awards for 2018

The following two tables set forth information relating to grants of plan-based awards to the named executive officers during 2018 and to stock options, restricted stock units, and performance shares held by the named executive officers as of December 31, 2018. All non-equity incentive plan awards were made under the Trustco Bank Executive Officer Incentive Plan as it was in effect during 2018, and all awards of stock options, restricted stock units, and performance shares were made under the 2010 Equity Incentive Plan.

Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (Executive Officer Incentive Plan) (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Shares) (3)			All Other Stock Awards: Number of Shares of Stock or Units (Restricted Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date (1)	Threshold ($) (4)	Target ($) (5)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units) (6) (#)	Awards (7) ($)
Robert J. McCormick		146,250	438,750	585,000					-
	11/20/2018				29,373	39,164	58,746		299,996
	11/20/2018							26,110	200,003
Michael M. Ozimek		46,788	140,365	187,154					-
	11/20/2018				4,406	5,875	8,813		45,003
	11/20/2018							3,916	29,997
Scot R. Salvador		90,000	270,000	360,000					-
	11/20/2018				16,155	21,540	32,310		164,996
	11/20/2018							14,360	109,998
Robert M. Leonard		60,000	180,000	240,000					-
	11/20/2018				16,155	21,540	32,310		164,996
	11/20/2018							14,360	109,998
Eric W. Schreck		45,000	135,000	180,000					-
	11/20/2018				4,406	5,875	8,813		45,003
	11/20/2018							3,916	29,997

(1)	The dates in this column represent the grant date for the equity incentive plan awards reported in this table (performance shares and restricted stock units).
(2)

The amounts in these columns indicate the estimated possible payouts available for 2018 under the Executive Officer Incentive Plan. Threshold refers to the minimum amount payable under the Executive Officer Incentive Plan assuming the minimum performance levels established under the plan are satisfied. Maximum refers to the maximum payout possible under the plan, and target refers to the amount payable if the specified performance targets under the plan are achieved. Please refer to the discussion below and to the Compensation Discussion and Analysis. The amounts actually earned by the named executive officers for 2018 are set forth in the Summary Compensation Table above in the “Non-Equity Incentive Plan Awards” column.

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EXECUTIVE COMPENSATION

(3)

The amounts in these columns indicate the estimated future payouts available to the named executive officers with respect to awards of performance shares under the Equity Incentive Plan. Threshold refers to the minimum amount of performance shares for which payment may be made assuming the minimum performance levels established under the November 20, 2018 awards under the plan are satisfied. Maximum refers to the maximum payout possible under such awards. If the conditions to the awards are satisfied, settlement of the awards will be made only in cash. Please refer to the discussion below and to the Compensation Discussion and Analysis.

(4)	The amount reflected in this column assumed that all goals are met at the Threshold level. The amount paid would be reduced on a pro rata basis for each goal not met.
(5)

The amount reflected in this column represents 45% of base salary and assumes that the Bank’s performance is better than the prior year on an absolute basis. If the performance was within the 50th and 59th percentile of the peer group but the year-over-year absolute performance of the Bank was not higher, the target award payment would be reduced to 30%.

(6)

The period of restriction applicable to the awards of restricted stock units under this heading lapse in three equal vesting periods in November of 2019, 2020, and 2021, respectively. In addition, vesting of units and the lapse of the restrictions may accelerate upon certain events, including the death, disability, or retirement of an award holder. Following lapse of the period of restriction, settlement of the awards will be made only in cash.

(7)

The amounts in these columns are the grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“FASB ASC 718”) for the stock awards (consisting of restricted stock units and performance shares) in 2018. The assumptions made in the valuation of the awards are described in note 9 to TrustCo’s consolidated financial statements for the years ended December 31, 2018 under the heading “Stock Based Compensation Plans-Equity Awards.” For financial reporting purposes, the estimated values of these grants are spread over future periods; however, for this table the total cost of the grants are reflected in the year of the grant. For purposes of calculating the grant date fair value of the performance shares set forth above, the Company assumed the achievement of the performance goal at the target level.

The Company’s Compensation Committee established three weighted performance measures for 2018 under the Executive Officer Incentive Plan. The performance measures for 2018 were (i) Return on Average Assets, (ii) Efficiency Ratio and, (iii) the tier 1 Risk-Based Capital Ratio. The ROAA and Efficiency Ratio measures each had a 30% weighting and the tier 1 Risk-Based Capital Ratio had a weighting of 40%. Bonus payments under the plan were subject to the Company’s achievement of specified, weighted performance measures for 2018 relative to the performance of TrustCo’s peer group for 2018 as follows:

•

If TrustCo’s results under a performance measure were equal to 40th to 49th percentile of the peer group performance (provided performance is better than 2017 performance on an absolute basis) the bonus was to be 15% of base salary multiplied by the weighting factor of that performance measure.

•

For Target 1, If TrustCo’s results under a performance measure were equal to 50th to 59th percentile of the peer group median performance the bonus was to be 30% of base salary multiplied by the weighting factor of that performance measure.

•

For Target 2, If TrustCo’s results under a performance measure were equal to 50th to 59th percentile of the peer group median performance (provided performance is better than 2017 performance on an absolute basis) the bonus was to be 45% of base salary multiplied by the weighting factor of that performance measure.

•

If TrustCo’s results under a performance measure were 60th percentile or greater than that of the peer group median performance the bonus was to be 60% of base salary multiplied by the weighting factor of that performance measure.

The Compensation, Discussion and Analysis describes in greater detail the performance measures established under the Executive Officer Incentive Plan for 2018.

On November 20, 2018, TrustCo approved awards of restricted stock units and performance shares to its named executive officers, all of which were made under the 2010 Equity Incentive Plan. The restricted stock unit awards will settle in cash in three equal increments in November 2019, 2020, and 2021, respectively. In addition, vesting of units may accelerate upon certain events, including the death, disability, or retirement of an award holder. Each performance share represents the right to receive upon settlement an amount in cash equal to the fair market value of one share of TrustCo common stock as of the last trading day of the performance period. The performance shares generally will vest at the end

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of a three-year performance period based upon continued employment through the end of the performance period and the achievement of corporate performance goals. The three-year performance period for the 2018 awards runs from January 1, 2019 through December 31, 2021. Additional information regarding the performance shares is provided above in the Compensation Discussion and Analysis.

The following table provides information on the stock options, shares of restricted stock, restricted stock units and performance shares held by the named executive officers as of December 31, 2018.

Outstanding Equity Awards as of December 31, 2018

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (2)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (3)
		(#)	(#)	($)		(#)		($)	(#)		($)
Robert J. McCormick	11/20/2012	17,400	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	79,000	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	40,000	10,000	7.22	11/18/2024	-		-	-		-
	11/17/2015	30,000	20,000	6.43	11/17/2025	-		-	32,500	(4)	222,950
	11/15/2016	-	-	-	-	19,000	(5)	130,340	35,625	(6)	244,388
	11/21/2017	-	-	-	-	13,333	(7)	91,467	45,000	(8)	308,700
	11/20/2018	-	-	-	-	26,110	(9)	179,115	39,164	(10)	268,665

Michael M. Ozimek	11/20/2012	1,200	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	5,500	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	3,000	750	7.22	11/18/2024	-		-	-		-
	11/17/2015	4,350	2,900	6.43	11/17/2025	-		-	4,375	(4)	30,013
	11/15/2016	-	-	-	-	2,600	(5)	17,836	4,875	(6)	33,443
	11/21/2017	-	-	-	-	1,867	(7)	12,805	6,300	(8)	43,218
	11/20/2018	-	-	-	-	3,916	(9)	26,864	5,875	(10)	40,303

Scot R. Salvador	11/20/2012	17,441	-	5.17	11/20/2022	-		-	-		-
	11/19/2013	40,000	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	22,400	5,600	7.22	11/18/2024	-		-	-		-
	11/17/2015	16,800	11,200	6.43	11/17/2025	-		-	17,188	(4)	117,906
	11/15/2016	-	-	-	-	10,000	(5)	68,600	18,750	(6)	128,625
	11/21/2017	-	-	-	-	6,667	(7)	45,733	22,500	(8)	154,350
	11/20/2018	-	-	-	-	14,360	(9)	98,510	21,540	(10)	147,764

Robert M. Leonard	11/19/2013	8,000	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	22,400	5,600	7.22	11/18/2024	-		-	-		-
	11/17/2015	16,800	11,200	6.43	11/17/2025	-		-	17,188	(4)	117,906
	11/15/2016	-	-	-	-	10,000	(5)	68,600	18,750	(6)	128,625
	11/21/2017	-	-	-	-	6,667	(7)	45,733	22,500	(8)	154,350
	11/20/2018	-	-	-	-	14,360	(9)	98,510	21,540	(10)	147,764

Eric W. Schreck	11/19/2013	2,200	-	7.05	11/19/2023	-		-	-		-
	11/18/2014	1,450	1,450	7.22	11/18/2024	-		-	-		-
	11/17/2015	1,450	2,900	6.43	11/17/2025	-		-	4,375	(4)	30,013
	11/15/2016	-	-	-	-	2,600	(5)	17,836	4,875	(6)	33,443
	11/21/2017	-	-	-	-	1,867	(7)	12,805	6,300	(8)	43,218
	11/20/2018	-	-	-	-	3,916	(9)	26,864	5,875	(10)	40,303

(1)	Awards of options vest in equal increments on each of the first through fifth anniversaries of the date of the award and become fully vested on the fifth anniversary.
(2)	Stock options are exercisable for ten years from the date of grant.

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EXECUTIVE COMPENSATION

(3)	Market value is based upon the $6.86 closing price on the NASDAQ Stock Market of TrustCo’s common stock on December 31, 2018.
(4)

Vesting and payment of the performance shares awarded on November 17, 2015, were subject to the achievement of certain performance goals. In 2019, the Compensation Committee determined that the performance targets were achieved at the maximum level for the 2015 performance shares, and therefore the performance shares were paid out in cash at 125% of the target amount.

(5)	Represents restricted stock units awarded on November 15, 2016, which vest in full on November 15, 2019. As noted above, settlement of the units will be in cash.
(6)

Vesting and payment of the performance shares awarded on November 15, 2016 are subject to the achievement of certain performance goals. The number and value of such awards in the table above is based on the assumed achievement of the goals at the maximum level of achievement.

(7)

Represents restricted stock units awarded on November 21, 2017, which will vest in two remaining equal vesting periods in November 2019 and 2020. As noted above, settlement of the units will be in cash.

(8)

Vesting and payment of the performance shares awarded on November 21, 2017 are subject to the achievement of certain performance goals. The number and value of such awards in the table above is based on the assumed achievement of the goals at the maximum level of achievement.

(9)

Represents restricted stock units awarded on November 20, 2018, which will vest in in three equal vesting periods in November of 2019, 2020, and 2021, respectively. As noted above, settlement of the units will be in cash.

(10)

Vesting and payment of the performance shares awarded on November 20, 2018, are subject to the achievement of certain performance goals as described in the Compensation Discussion and Analysis above under the heading “Performance Share Awards.” The number and value of such awards in the table above is based on the assumed achievement of the goals at the target level of achievement. If the performance measurement were at the maximum level, this amount would be 150% of the target level. If the performance goals are achieved, settlement of the awards will be in cash.

In addition to the awards noted above, the Company has previously issued awards under the TrustCo Bank Corp NY Performance Bonus Plan. Awards have been made to Messrs. McCormick and Salvador under this plan. As further discussed above in the Compensation Discussion and Analysis, the value of the performance bonus units is based upon the appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the plan. In 2004, Robert J. McCormick was awarded 524,702 units at a price of $10.78 per unit, and in 2004, Mr. Salvador was awarded 524,702 units at a price of $13.15 per unit. In 2014, under a separate Performance Based Stock Appreciation Unit Agreement between him and TrustCo, Robert M. Leonard was issued 300,000 performance-based stock appreciation Units at price of $6.95 per unit. All of the unit prices, under the TrustCo Bank Corp NY Performance Bonus Plan or Mr. Leonard’s separate agreement, were set at the closing TrustCo stock price on the day of the award. These units have no expiration date and are not valued for accounting purposes until a change in control has occurred.

Stock Options Exercised and Stock Vesting

The table below provides information on an aggregated basis concerning each exercise of stock options during 2018 by, and each vesting of awards of restricted stock units and performance shares for each of the named executive officers:

	Option Awards		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert J. McCormick	-	-	57,667	418,941
Michael M. Ozimek	-	-	6,875	56,744
Scot R. Salvador	17,200	63,296	29,771	215,898
Robert M. Leonard	43,700	83,371	29,771	215,898
Eric W. Schreck	10,000	5,600	6,875	56,744

(1)

Value realized on options exercised is based upon the difference between the closing stock price on the date the options are exercised and the exercise price of the option on the date it was granted. The below chart reflects the closing prices and option exercise prices for the various options exercised.

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Name	Closing Stock Price	Option Exercise Prices
Scot R. Salvador	$8.85	$5.17
Robert M. Leonard	$8.73 and $9.30	$8.29, $5.17 and $7.05
Eric W. Schreck	$8.85	$8.29

(2)

The amounts under “Stock Awards” aggregates the share equivalents deemed acquired, and cash value realized, upon the vesting and settlement during 2018 of restricted stock units awarded in 2015, one-third of the restricted stock units awarded in 2017 and the completion on December 31, 2018 of the three-year performance period applicable to the performance shares awarded in 2015. In January 2019, the Compensation Committee determined that the performance targets were achieved at the maximum level for the 2015 performance shares, and therefore the performance shares were paid at 125% of the target amount.

Pensions and Nonqualified Deferred Compensation Benefits

As discussed in the Compensation Discussion and Analysis, TrustCo sponsors a defined benefit pension plan and a profit sharing/401(k) plan covering substantially all employees. Benefits under the pension plan were frozen effective December 31, 2006, and the plan was closed to new participants effective December 31, 2006 and only years of service prior to that date qualify for credit under the plan. Benefits under the pension plan are based on years of service and the employee’s highest average compensation during five consecutive years of the final ten years of employment. Compensation for purposes of the pension plan includes that compensation which is treated as Federal Insurance Contributions Act (FICA) wages without regard to the Social Security taxable wage base. Compensation also includes any amounts that are treated as salary reduction contributions and used to purchase nontaxable benefits under Section 125 or Section 401(k) of the Internal Revenue Code, but excludes bonuses, overtime, commissions, and other incentive pay. A participant’s normal retirement benefit under the pension plan is an annual pension benefit commencing on his or her normal retirement date in an amount equal to a “Regular Benefit” plus a “Supplemental Benefit,” calculated as follows:

Regular Benefit:

1.	December 31, 1988 accrued benefit; plus

2.	1.25% of his or her average annual compensation, multiplied by creditable service after December 31, 1988 up to thirty years; plus

Supplemental Benefit:

3.	0.65% of his or her average annual compensation in excess of his or her covered compensation after December 31, 1988 multiplied by creditable service up to 35 years.

The following table presents a summary of benefits payable to each of the named executive officers under the pension plan.

Pension Benefits as of December 31, 2018

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
		(#)	($)	($)
Robert J. McCormick	Retirement Plan of Trustco Bank	11	320,252	-
Michael M. Ozimek	Retirement Plan of Trustco Bank	4	22,568	-
Scot R. Salvador	Retirement Plan of Trustco Bank	11	225,566	-
Robert M. Leonard	Retirement Plan of Trustco Bank	18	194,524	-
Eric W. Schreck	Retirement Plan of Trustco Bank	18	147,554	-

(1)

The Present Value of Accumulated Benefits was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles for 2018, with the retirement age being assumed to be the normal retirement age defined in the plan.

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Executives Eligible for Early Retirement: Participants in the pension plan are eligible for early retirement at age 55 and 10 years of vesting service. Early retirement benefits are determined using the same formula that is used for normal retirement benefits, but are reduced as follows:

Early Retirement

Age at Early Retirement Date	Percent of Regular Benefit	Percent of Supplemental Benefit
64	96%	93.33%
63	92%	86.67%
62	88%	80.00%
61	84%	73.33%
60	80%	66.67%
59	76%	63.33%
58	72%	60.00%
57	68%	56.67%
56	64%	53.33%
55	60%	50.00%

Robert J. McCormick (age 55 with 11 years of credited service) and Robert M. Leonard (age 56 with 18 years of credited service) were eligible for early retirement in 2018.

The following table provides information regarding nonqualified deferred compensation earned by the named executive officers.

Nonqualified Deferred Compensation as of December 31, 2018

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Last Fiscal Year
	($)	($)	($)	($)	($)
Robert J. McCormick	-	-	-	-	1,584,836
Scot R. Salvador	-	-	-	-	722,574

Under TrustCo’s Supplemental Retirement Plan, the amount of the supplemental retirement benefit payable to a participant is based upon contributions by TrustCo that are actuarially calculated to achieve a benefit at normal retirement that approximates the difference between (a) the total retirement benefit the participant would have received under TrustCo’s defined benefit retirement plan without taking into account limitations imposed by the defined benefit plan and applicable law on compensation, annual benefits, and years of service, and (b) the retirement benefit the participant is projected to receive under the defined benefit retirement at normal retirement. The Supplemental Retirement Plan provides benefits based upon years of service to a maximum of 40 years. The supplemental account balance of a participant on any valuation date may not exceed $7.0 million.

Payments to participants are made after the participant has terminated employment with TrustCo or Trustco Bank, and has either completed five years of vested service or is eligible for early retirement under the retirement plan. Each of the plan participants has completed five years of vested service and is therefore vested in the supplemental retirement benefit aggregate amount above. Benefits can be paid in a lump sum or spread over a period of five years in the case of normal retirement. As discussed in the Compensation Discussion and Analysis, the supplemental retirement benefit plan has been frozen and no new contributions are made on behalf of the participants. As noted previously, however, the annual increment that would have been added to the SERP aggregate balance was paid subsequent to 2018 directly to the named executive officer who was a participant in the SERP, as follows: Mr. Robert J. McCormick $548,637, Mr. Scot R. Salvador $349,597. In addition, Mr. Leonard was paid $432,830 and Mr. Ozimek was paid $7,423 as a supplemental bonus calculated in the same manner as the SERP increment for the other executive officers.

44 TrustCo Bank Corp NY 2019 Proxy Statement

EXECUTIVE COMPENSATION

Potential Payments upon Termination or Change in Control

Employment Agreements

As noted above, TrustCo and Trustco Bank have entered into employment agreements with Messrs. McCormick, Salvador, Leonard, and Ozimek which provide for certain change in control/severance payments and benefits. The agreements for Messrs. McCormick and Salvador are substantially the same and the agreements for Messrs. Leonard and Ozimek are substantially the same.

In the event the employment of Mr. McCormick or Mr. Salvador is terminated for any reason other than good cause or retirement at the mandatory retirement age within twelve months prior to a change in control, or a change in control occurs while the executive is employed by either or both of TrustCo or Trustco Bank, then the executive will receive an amount equal to 2.99 times his then-current annual compensation to be paid in a single lump sum within 10 days following the change in control. The employment agreement also provides for an excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Upon termination of any of these executives’ employment (i) upon their death, disability or retirement, or (ii) for any reason other than good cause within two years following a change in control, TrustCo must, for the longer of the life of the executive or the life of his spouse, reimburse the executive or his spouse for otherwise unreimbursed medical expenses, including medical insurance premiums. In addition, if any of these executives’ employment is terminated for any reason other than good cause within two years following a change in control, TrustCo must transfer the executive’s Company car (at book value) and club membership to the executive.

In the event the employment of Mr. Leonard or Mr. Ozimek is terminated by the Company for any reason other than good cause or by Mr. Leonard or Mr. Ozimek for good reason (i) within twelve months prior to a change in control, or (ii) within two years following a change in control, then the executive will receive an amount equal to 2.99 times his then-current annual compensation, to be paid in a single lump sum within 10 days following the later of a change in control or his termination. These executives are not entitled to any excise tax gross-up payment in the event that the amount payable upon the executive’s termination under the employment agreement or any other agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

Upon the termination of Mr. Leonard’s or Mr. Ozimek’s employment (i) upon their death, disability or retirement, or (ii) by the Company for any reason other than good cause or the executive for good reason within two years following a change in control, The executive is entitled to the same medical expense reimbursement as provided to Messrs. McCormick and Salvador, described above. Mr. Leonard or Mr. Ozimek will also be entitled to the same transfer of Company car and country club membership upon their termination by the Company for any reason other than good cause or by the executive for good reason within two years following a change in control as provided to Messrs. McCormick and Salvador, described above.

Under the employment agreements, “good cause” means the executive’s commission of an act of fraud, embezzlement, or theft constituting a felony against either of TrustCo or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the executive.

Also under the employment agreements, a “change in control” means a change in the ownership of TrustCo, a change in the effective control of TrustCo or Trustco Bank or a change in the ownership of a substantial portion of the assets of TrustCo or Trustco Bank as provided in Section 409A of the Internal Revenue Code and any guidance or regulations under Section 409A. Section 409A regulations provide the following:

•

subject to certain exceptions specified in the agreements, a change in the ownership of TrustCo or Trustco Bank occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of TrustCo that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of TrustCo or Trustco Bank;

•

a change in the effective control occurs only on the date that either: (i) any one person or more that on person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of TrustCo or Trustco Bank possessing 30% or more of the total voting power of the stock of TrustCo or (ii) a majority of members of TrustCo’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of TrustCo’s board of directors prior to the date of the appointment or election; or

TrustCo Bank Corp NY 2019 Proxy Statement 45

EXECUTIVE COMPENSATION

•

a change in the ownership of a substantial portion of TrustCo’s or Trustco Bank’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from TrustCo or Trustco Bank that have a total gross fair market value equal to or more than 40% of the total gross fair market value all of the assets of TrustCo immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of TrustCo, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Under Mr. Leonard and Mr. Ozimek’s employment agreements, “good reason” means (i) any substantial diminution in the executive’s job responsibilities or material adverse change in his title or status, (ii) a reduction in his base salary or failure to maintain his benefits at a level comparable to the level in effect at the effective date of the agreement, (iii) a determination by the Company, for reasons other than good cause, not to renew the term of the agreement, or (iv) the relocation of executive’s principal place of employment by more than 50 miles from the Company’s main headquarters as of the effective date of the agreement.

Each of the employment agreements for Messrs. McCormick and Salvador defines “termination” to include the unilateral election of the executive to terminate the employment agreement and his employment with TrustCo and Trustco Bank or the executive otherwise experiences a “separation from service” within the meaning of Treasury Department Regulations under Section 409A of the Internal Revenue Code.

Performance Bonus Plan

Additionally, the units awarded to Messrs. McCormick and Salvador under the Performance Bonus Plan vest on the earlier of a change in control or the termination of their employment for reasons other than cause within one year prior to a change in control. Payment of the value of the units must be made within ten days after the change in control. In the event that the amount payable under the Performance Bonus Plan is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the plan also provides for an excise tax gross-up payment to the executives. The PSAUs granted to Mr. Leonard become vested upon (i) a termination of the executive without cause or for good reason within two years following a change in control of TrustCo or (ii) the occurrence of a change in control within 12 months following a termination of the executive without cause or for good reason. Upon vesting, Mr. Leonard will be entitled to receive compensation based upon the appreciation in value of TrustCo’s common stock between the date of the award and the date of the occurrence of a change in control or their termination (whichever is greater).

TrustCo Bank Corp NY Equity Incentive Plan

Under the TrustCo Bank Corp NY Amended and Restated 2010 Equity Incentive Plan and the award agreements under such plan, the options will become fully vested upon retirement, disability, or death, and the period of restriction under the restricted stock and restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the Amended and Restated 2010 Equity Incentive Plan, upon retirement, disability, or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. In addition, all options, restricted stock, restricted stock units and performance shares that, in each case, were issued in 2016 or before will become fully vested upon a change in control and the performance shares will be paid out based on the achievement of performance goals up to the date of the change in control. As noted above, in March 2017, TrustCo’s Compensation Committee recommended, and the full board of directors approved, amendments to the Amended and Restated 2010 Equity Incentive Plan providing that, with respect to awards under the plan granted after January 1, 2017, there shall be no automatic vesting of solely upon a change-in-control, subject to certain exceptions. Rather, if a participant is terminated by the company or a subsidiary without cause within twenty four months after a change-in-control, all unvested outstanding awards held by such participant that were granted after January 1, 2017 will vest 100%, all options will become immediately exercisable, the restrictions applicable to restricted stock will immediately terminate, and all other awards, including SARs and restricted stock units, will immediately fully vest and be paid out. Performance units and performance shares will immediately fully vest, be settled and paid out without proration on or immediately following termination based upon the extent to which performance goals during the applicable performance period have been met up to the date of the change-in-control, the extent to which performance goals during the performance period have been met up to the date of termination or at target, whichever provides the greatest value to the participant. The board or the Compensation Committee will have the authority under the Equity Incentive Plan to accelerate vesting of awards upon certain corporate events, including a change-in-control.

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EXECUTIVE COMPENSATION

The following table reflects the amount of compensation payable to each of the named officers, upon a change in control or in the event of the termination of such executive’s employment. The amounts would be paid in accordance with each person’s employment agreement (if any) and other benefit plans and agreements as discussed in the preceding sections. The amounts shown assume that such termination was effective as of December 31, 2018, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to equity incentives (stock options and restricted stock awards) and performance bonus units are based on the closing value of TrustCo common stock on December 31, 2018, which was $6.86. The actual amounts to be paid out can only be determined at the time of such executive’s termination of employment.

Termination or Change in Control Payments

Name	Termination for “Good Cause” (1)	Resignation by Officer Without Change in Control	Termination by Company Without Good Cause and Without Change in Control (2) (6)	Retirement Without Change in Control (3)	Disability (4)	Death (5)	Change in Control or Termination in Connection With a Change in Control (10) (12)
Robert J. McCormick
Salary and Bonus (7)	-	-	1,852,700	292,500	292,500	892,500	3,899,148
Health insurance and other perquisites	-	-	1,476,997	1,476,997	1,476,997	1,476,997	1,526,997
Tax gross-up payment	-	-	-	-	-	-	2,880,227
Pension Benefits (8)	320,252	320,252	320,252	320,252	320,252	320,252	320,252
Supplemental Retirement Plan (9)	-	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836	1,584,836
Equity incentives (11) (12)	-	-	-	539,681	940,602	940,602	1,227,865
Total	320,252	1,905,088	5,234,785	4,214,266	4,615,187	5,215,187	11,439,325
Michael M. Ozimek
Salary and Bonus (7)	-	-	472,048	93,000	93,000	693,000	1,245,479
Health insurance and other perquisites	-	-	1,297,331	1,297,331	1,297,331	1,297,331	1,347,331
Pension Benefits (8)	22,568	22,568	22,568	22,568	22,568	22,568	22,568
Equity incentives (11) (12)	-	-	-	71,859	129,364	129,364	169,324
Total	22,568	22,568	1,791,947	1,484,758	1,542,263	2,142,263	2,784,702
Scot R. Salvador
Salary and Bonus(7)	-	-	1,152,097	180,000	180,000	780,000	2,399,475
Health insurance and other perquisites	-	-	1,777,013	1,777,013	1,777,013	1,777,013	1,827,013
Tax gross-up payment	-	-	-	-	-	-	2,310,137
Pension Benefits (8)	225,566	225,566	225,566	225,566	225,566	225,566	225,566
Supplemental Retirement Plan (9)	-	722,574	722,574	722,574	722,574	722,574	722,574
Equity incentives (11) (12)	-	-	-	296,622	509,464	509,464	655,239
Total	225,566	948,140	3,877,250	3,201,775	3,414,617	4,014,617	8,140,004
Robert M. Leonard
Salary and Bonus (7)	-	-	1,067,830	120,000	120,000	720,000	1,599,650
Health insurance and other perquisites	-	-	878,875	878,875	878,875	878,875	928,875
Pension Benefits (8)	194,524	194,524	194,524	194,524	194,524	194,524	194,524
Equity incentives (11) (12)	-	-	-	267,146	479,989	479,989	625,764
Total	194,524	194,524	2,141,229	1,460,545	1,673,388	2,273,388	3,348,813
Eric W. Schreck
Salary and Bonus (7)	-	-	-	90,000	90,000	690,000	-
Pension Benefits (8)	147,554	147,554	147,554	147,554	147,554	147,554	147,554
Equity incentives (11) (12)	-	-	-	68,584	126,089	126,089	166,049
Total	147,554	147,554	147,554	306,138	363,643	963,643	313,603

(1)

Under the employment agreements of Messrs. McCormick, Ozimek, Salvador and Leonard, “good cause” means the commission of an act of fraud, embezzlement or theft constituting a felony against either of the Company or Trustco Bank as finally determined by a court of competent jurisdiction or an unequivocal admission by the officer.

(2)

The amounts in this column represent the aggregate value of the payments due under the remaining term of the employment agreements of Messrs. McCormick, Ozimek, Salvador and Leonard, assuming no changes in the amount of base salary after termination and payments under the Executive Officer Incentive Plan and the additional amount payable in lieu of contributions to the Supplemental Retirement Plan. The employment agreements of Messrs. McCormick and Salvador renewed as of January 1, 2017 for a new term of three years each. The amounts presented in this column take into

TrustCo Bank Corp NY 2019 Proxy Statement 47

EXECUTIVE COMPENSATION

account the remaining one year of the term for each such agreement. The employment agreements of Mr. Leonard was renewed as of January 1, 2019 for a new term of one year. The amounts presented in this column take into account the remaining year of the term for such agreement. The contract for Mr. Ozimek was entered into at the end of 2018 and the amounts indicated in this column reflect the one year term. Mr. Schreck does not have employment agreement.
(3)

“Retirement” means termination of employment at the earliest retirement date applicable to the named executive officer under the Trustco Bank retirement plan. As of December 31, 2018, Mr. McCormick and Mr. Leonard were both eligible for early retirement.

(4)

“Disability” means a mental or physical condition which (i) in the opinion of a physician mutually agreed upon by the boards of directors of the Company and Trustco Bank and the named executive officer, will prevent such officer from carrying out the material job responsibilities or duties to which the officer was assigned at the time the disability was incurred and (ii) is expected to last for an infinite duration or a duration of more than six months.

(5)

The Company provides a death benefit to all employees through a third-party insurance company under which it makes a payment, in the amount of two year’s salary of the deceased employee (but not more than $600,000), to the surviving spouse, if any, of the deceased employee.

(6)

Includes for the remaining term of the named executive officer’s employment agreement, annual salary, bonus payment under the Company’s Executive Officer Incentive Plan and an amount equal to the incremental amount that would have been credited for the year to the executive’s supplemental account balance under the Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan as such plan was in effect on December 31, 2007 and had it not been amended to cease additional benefit accruals following December 31, 2008 and had the officer participated in the plan.

(7)

Based on the terms of the 2018 Executive Officer Incentive Plan, the contingent portion of the award, if applicable, will be payable to the executive. Pay out as a result of disability or retirement without a change in control will be prorated. Pay out as a result of death will be as normal. For all other reasons, including a change in control, this portion of the plan will be forfeit.

(8)

The actuarial present value of the named executive officer’s accumulated benefit under Trustco Bank retirement plan, determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles. Benefits under the plan will be paid in accordance with the terms of the plan, which do not provide for payment of benefits in a lump sum.

(9)

The amounts disclosed represent the aggregate balance as of December 31, 2018 for each of Messrs. McCormick and Salvador. Messrs. Leonard, Ozimek and Schreck do not participate in the supplemental retirement plan.

(10)

Because the issue price is greater than the closing stock price on December 31, 2018, Messrs. McCormick and Salvador would not receive a payout from their Performance Bonus Plan. Similarly, Mr. Leonard would not receive a payment under the Performance-Based Stock Appreciation Unit Agreement.

(11)

The amounts disclosed in the columns headed “Retirement without Change in Control,” “Disability” and “Death” represent the amount payable to the named executive officer upon such events under TrustCo’s Equity Incentive Plan. Under the Equity Incentive Plan and the award agreements under such plan, the options accelerate upon retirement, disability or death, and the period of restriction under the restricted stock unit awards terminate (that is, such awards “vest”) upon disability or death, but are forfeited upon retirement or other termination. Under the performance shares awarded under the 2010 plan, upon retirement, disability or death a participant will be entitled to a pro rata payment based on the number of full months’ service during the applicable performance period but taking into account achievement of performance goals during the entire performance period. The amounts presented assume satisfaction of the performance targets at the targeted levels for 2016, 2017 and 2018. Because the performance period under the 2018 awards commenced on January 1, 2019, termination for retirement, disability or death as of December 31, 2018 would not result in any payment in respect of such performance awards.

(12)

The amounts disclosed in the column headed “Termination and Change in Control” represent the payment to the named executive officer upon the accelerated vesting (or, as appropriate, lapse of restrictions) of awards under TrustCo’s equity incentive plans if a change in control occurred, and such officer were terminated, on December 31, 2018, and assumes the resulting amount is paid in cash. All unvested options and restricted stock units vest in full upon a change in control. The time-based vesting condition of performance shares will be satisfied in full upon a change in control, with payment to be made in respect of performance shares based upon the extent to which the performance goals specified in the applicable award agreement have been met up to the date of the change in control, or at the target vesting specified in the award agreement, whichever is higher.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation for our median paid employee, as well as the ratio of this employee’s total compensation compared to the total compensation of our President and CEO.

48 TrustCo Bank Corp NY 2019 Proxy Statement

EXECUTIVE COMPENSATION

For fiscal 2018, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. McCormick) was $32,838; and

•	The annual total compensation of Mr. McCormick, our President and CEO was $2,477,255.

Based on this information, the ratio for 2018 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 75 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•

We identified our employee population on December 31, 2018, including all full-time, part-time, temporary, and seasonal employees employed on that date. This date was selected because it aligned with the calendar and fiscal year-end and allowed us to identify employees in a reasonably efficient manner

•

To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2018. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2018, but did not work for us the entire year. TrustCo maintains an extensive branch network staffed by both full-time and part-time employees. No full-time equivalent adjustments were made for part-time employees, of which there were 115.

•

We identified an initial median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation. We identified an anomaly with this employee’s 2018 compensation that would have significantly impacted our pay ratio and therefore substituted this employee with an employee immediately adjacent to the median employee that had substantially similar W-2 compensation to that of the original identified employee.

•

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $32,838.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table.

COMPENSATION POLICIES AND PRACTICES THAT PRESENT MATERIAL RISKS TO THE COMPANY

The Compensation Committee believes strongly that the compensation structure for the executive officers or any employee at TrustCo should not encourage undue risk taking. As discussed in the Compensation Discussion and Analysis, the Company’s executive officer compensation program includes cash and equity components with both short-term (Executive Officer Incentive Plan) and longer-term (2010 Equity Incentive Plan, among others) performance measurement periods. Also as discussed, benefits under TrustCo’s compensation program may be forfeited if the executive does not remain employed at TrustCo. Further, the 2010 Equity Incentive Plan as well as the proposed 2019 Equity Incentive Plan, expressly provide that the TrustCo board and the Compensation Committee must work together to ensure that the implementation of the plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company. As such, after a review of the Company’s compensation policies and procedures, the Compensation Committee has concluded that the risks arising from TrustCo’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

DIRECTOR COMPENSATION

Compensation paid or awarded to members of TrustCo’s board of directors who are not also executive officers of TrustCo or Trustco Bank is comprised of a meeting fee of $10,000 and awards under TrustCo’s Director Plan and Directors Performance Bonus Plan.

TrustCo Bank Corp NY 2019 Proxy Statement 49

EXECUTIVE COMPENSATION

2018 Director Compensation Table

	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation	Total
Name	($)	($)	($)	($)
Dennis A. DeGennaro	124,000	15,320	-	139,320
Brian C. Flynn	121,500	15,320	-	136,820
Lisa M. Lucarelli	125,000	15,320	-	140,320
Thomas O. Maggs	122,500	15,320	-	137,820
Anthony J. Marinello, M.D., Ph.D.	124,000	15,320	-	139,320
William D. Powers	121,500	15,320	-	136,820

(1)

In October 2016, the board instituted a stipend to compensate currently-serving board members for the time they spend traveling out of town for training and outreach with regulators in the amount of $1,500 for the first day of travel on a single trip and $1,000 for each additional day of travel on the same trip. In 2017, the board, upon the recommendation of the Compensation Committee, voted to make all directors eligible for the stipend. During 2018, the directors all received additional compensation in the form of a travel stipend. Messrs. Flynn and Powers each received $1,500, Ms. Lucarelli received $5,000, Messrs. DeGennaro and Marinello each received $4,000 and Mr. Maggs received $2,500.

(2)

The stock awards column represents the aggregate grant date fair value of restricted stock units granting during the fiscal year, calculated in accordance with FASB ASC 718. For each director, the number of units granted was determined by the Compensation Committee. The assumptions made in the valuation of the awards are described in Note 9 to TrustCo’s consolidated financial statements for the year ended December 31, 2018 under the heading “Stock Based Compensation Plans-Equity Awards.” As of December 31, 2018: Messrs. DeGennaro, Maggs, Marinello and Powers had 4,500 unvested, restricted stock units, Mr. Flynn had 3,000 unvested, restricted stock units, and Ms. Lucarelli had 2,000 unvested, restricted stock units.

TrustCo’s Director Plan provides for the periodic grant of options, restricted stock, restricted stock units, and stock appreciation rights to directors as approved by the Compensation Committee. The exercise price for options may not be less than 100% of the fair market value of TrustCo’s common stock on the NASDAQ Stock Market (generally the closing price) on the day the grants are awarded.

Outstanding options, granted under TrustCo’s Director Plan and prior directors’ stock option plans, held by current TrustCo directors are as follows:

Dennis A. DeGennaro	2,000
Thomas O. Maggs	2,000
Anthony J. Marinello, M.D., Ph.D.	2,000

During 2018, directors were awarded restricted stock units equivalent to 2,000 shares of TrustCo common stock. The periods of restriction applicable to the restricted stock unit awards will lapse in three equal vesting periods in November of 2019, 2020, and 2021, respectively. The restricted stock units do not entitle the director to any dividend declared on TrustCo common stock or to vote the units.

Also during 2018, the period of restriction lapsed with respect to the 1,500 restricted stock units granted on November 17, 2015 and 500 restricted stock units that were awarded to each of the directors on November 21, 2017. The units were settled in cash, with each director receiving a gross amount of $15,580 based on the closing price of $7.67 for the 2015 grant and $7.83 for the 2017 grant.

TrustCo directors who are not also employees of TrustCo or Trustco Bank are eligible to participate in the TrustCo Bank Corp NY Directors Performance Bonus Plan, which was adopted by the TrustCo board in 1997. Under the Directors Performance Bonus Plan, nonemployee directors are eligible to be awarded “units,” the value of which is based upon the

50 TrustCo Bank Corp NY 2019 Proxy Statement

EXECUTIVE COMPENSATION

appreciation in value of TrustCo’s common stock between the date of the award and the occurrence of a “change in control” as defined in the Directors Performance Bonus Plan. (The definition of change in control is the same as the definition contained in the employment agreements for TrustCo’s named executive officers, which were described above.) The units so awarded vest and payments under the Directors Performance Bonus Plan are to be made, only upon the occurrence of a change in control. Each nonemployee director has been awarded 34,981 units under the Directors Performance Bonus Plan at a base price of $5.95 per unit, except for Mr. Maggs, whose base price is $10.59 per unit and Mr. DeGennaro whose base price is $6.33 per unit. Neither Mr. Flynn nor Ms. Lucarelli have been awarded any director performance bonus units at this time.

OWNERSHIP OF TRUSTCO COMMON STOCK BY CERTAIN BENEFICIAL OWNERS

TrustCo is not aware of any person who, as of the date hereof, is the beneficial owner of more than 5% of its common stock, except as described below:

Name and Address	Amount		Percent
BlackRock, Inc.	13,890,552	(1)	14.6%
55 East 52nd Street
New York, NY 10055
The Vanguard Group	6,287,630	(2)	6.5%
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP	5,450,250	(3)	6.06%
Building One
6300 Bee Cave Road
Austin, TX 78746

(1)

Based solely upon an Amendment to Schedule 13G filed with the SEC by the listed person on January 31, 2019. According to the Schedule 13G, BlackRock, Inc. filed the Schedule 13G amendment as the parent holding company or control person of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, and BlackRock, Inc. beneficially owns 5% or greater of the outstanding shares of TrustCo common stock.

(2)

Based solely upon an Amendment to Schedule 13G filed with the SEC by the listed person on February 12, 2019. According to the Schedule 13G, The Vanguard Group, Inc. filed the Schedule 13G as the parent holding company or control person of Vanguard Fiduciary Trust Company and Vanguard Investments, Australia, Ltd., and The Vanguard Group, Inc beneficially owns 5% or greater of the outstanding shares of TrustCo Common stock.

(3)

Based solely upon an Amendment to Schedule 13G filed with the SEC by the listed person on February 8, 2019. According to the Schedule 13G, Dimensional Fund Advisors LP furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (collectively, the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported above are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

TrustCo Bank Corp NY 2019 Proxy Statement 51

EXECUTIVE COMPENSATION

On December 31, 2018, the Financial Services Department of Trustco Bank held 137,999 shares of TrustCo common stock as executor, trustee, and agent (0.2% of outstanding shares) not otherwise reported in this proxy statement. Neither TrustCo nor Trustco Bank has any beneficial interest in these shares.

TRANSACTIONS WITH TRUSTCO AND TRUSTCO BANK DIRECTORS, EXECUTIVE OFFICERS AND ASSOCIATES

The Company has adopted policies and procedures for the review, approval, or ratification of transactions with its directors and executive officers or their related persons, such as immediate family members. TrustCo’s Code of Conduct requires transactions between TrustCo or Trustco Bank and any of their directors or executive officers (or their respective immediate family members) be fully disclosed and be reviewed and, if appropriate, approved by the board or board members who do not have an interest in the transaction in question.

Certain directors and executive officers of TrustCo and Trustco Bank, or businesses or other organizations with which these individuals are associated, are also deposit or trust customers of Trustco Bank, or have obtained loans or other extensions of credit from Trustco Bank. TrustCo expects that these persons will continue to be deposit, trust, or loan customers of Trustco Bank in the future. All such loans were made in the ordinary course of business, do not involve more than normal risk of collectability, do not present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Trustco Bank transactions with unaffiliated persons. Further, federal regulations require that all loans or extensions of credit to TrustCo executive officers and directors by Trustco Bank be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Also under federal regulations, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors. TrustCo and Trustco Bank have adopted written policies and procedures that implement these requirements.

Trustco Bank obtains legal services from, and pays fees to, Overton, Russell, Doerr, and Donovan, LLP, a law firm in which Thomas R. McCormick, brother of Robert J. McCormick, is a partner. Trustco Bank obtains such services at rates that are substantially the same as those the firm charges other clients, and the firm is one of a number of law firms that is retained by TrustCo to provide legal services to it. During the year ended December 31, 2018, $565,675 of legal fees were paid to Overton, Russell, Doerr, and Donovan, LLP.

Each of the loans and other transactions or arrangements described above was approved by the board of directors, or appropriate board committee, in accordance with TrustCo and Trustco Bank policies.

INSURANCE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS

TrustCo’s bylaws provide detailed procedures to address circumstances under which an officer or director of TrustCo may seek indemnification from TrustCo and when such indemnification may be authorized. TrustCo’s employment agreements with Robert J. McCormick, Michael M. Ozimek, Scot R. Salvador, and Robert M. Leonard contain provisions that obligate TrustCo or Trustco Bank to indemnify the officers under certain circumstances. The form of these agreements for Messrs. McCormick and Salvador was filed as an exhibit to TrustCo’s Current Report on Form 8-K filed December 22, 2008 and an amendment to the agreement was disclosed in a Current Report on Form 8-K filed March 17, 2009. Mr. Leonard’s agreement was filed as an exhibit to TrustCo’s Current Report on Form 8-K filed on November 25, 2013. Mr. Ozimek’s agreement was filed as an exhibit to TrustCo’s Current Report on Form 8-K filed on December 18, 2018. TrustCo renewed insurance for the indemnification of its executive officers and directors of TrustCo and Trustco Bank from Zurich American Insurance Company for the primary coverage and a series of insurance companies for supplemental layers of coverage

52 TrustCo Bank Corp NY 2019 Proxy Statement

EXECUTIVE COMPENSATION

effective for the one-year period from October 10, 2018 to October 10, 2019. The cost of this insurance was $458,071 and coverage is provided to all executive officers and directors of TrustCo and Trustco Bank. TrustCo’s board of directors has no knowledge of any claims made or sum paid pursuant to such insurance policy during 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires TrustCo’s directors, executive officers, and persons who own more than 10% of a registered class of TrustCo’s equity securities to file initial reports of ownership and reports of changes in ownership in TrustCo’s common stock with the SEC and to furnish TrustCo with copies of all Section 16(a) reports they file.

Based solely on a review of the copies of such reports furnished to TrustCo, and written representations that no other reports were required during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements have been met.

SEC FORM 10-K

TrustCo will provide without charge a copy of its Annual Report on Form 10-K upon written request. Requests and related inquiries should be directed to: Michael Hall, Corporate Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

CODE OF CONDUCT

Upon written request, TrustCo will provide without charge a copy of its Code of Conduct. Requests and related inquiries should be directed to: Michael Hall, Corporate Secretary, TrustCo Bank Corp NY, P.O. Box 1082, Schenectady, New York 12301-1082.

TrustCo Bank Corp NY 2019 Proxy Statement 53

SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSALS

Shareholder proposals, including the submission of director nominees, to be considered for inclusion in a proxy statement in connection with any forthcoming Annual Meeting of shareholders of TrustCo must be submitted to TrustCo on a timely basis. Proposals for inclusion in TrustCo’s proxy statement and form of proxy for the Annual Meeting of shareholders expected to be held in May of 2020 must meet the requirements established by the SEC for shareholder proposals and must be received by TrustCo at its principal executive offices no later than December 4, 2019. Proposals intended to be considered at the 2020 Annual Meeting, but that are not to be included in TrustCo’s proxy statement, must be received at TrustCo’s principal executive offices no later than February 14, 2020. Any such proposals, together with any supporting statements, should be directed to the Secretary of TrustCo.

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TRUSTCO SHAREHOLDERS

TRUSTCO SHAREHOLDERS

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING TRUSTCO PROXY CARD IN THE ENVELOPE PROVIDED (ADDITIONAL METHODS OF VOTING ARE DETAILED ON THE PROXY CARD). IF YOU PLAN TO ATTEND THE ANNUAL MEETING AND ARE A SHAREHOLDER OF RECORD, PLEASE MARK THE PROXY CARD APPROPRIATELY AND RETURN IT. HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR OWN NAME, PLEASE ADVISE THE SHAREHOLDER OF RECORD (YOUR BANK, BROKER, ETC.) THAT YOU WISH TO ATTEND. THAT FIRM MUST PROVIDE YOU WITH EVIDENCE OF YOUR OWNERSHIP, WHICH WILL ENABLE YOU TO GAIN ADMITTANCE TO THE ANNUAL MEETING.

TrustCo Bank Corp NY 2019 Proxy Statement 55

APPENDIX A

APPENDIX A: PROPOSED AMENDMENTS TO TRUSTCO BANK CORP NY AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND RELATED BYLAW AMENDMENTS AND DIRECTOR RESIGNATION POLICY

This Appendix contains the full text of the proposed amendments to the TrustCo Bank Corp NY Amended and Restated Certificate of Incorporation (including all amendments prior to the date hereof, the “Certificate of Incorporation”) described in Proposal 2 – Certificate of Incorporation Amendment to Change the Vote for Approval of Certain Shareholder Matters and Proposal 3 — Certificate of Incorporation Amendment to Declassify the Board of Directors, as well as the full text of the amendments to the TrustCo Bank Corp NY Amended and Restated Bylaws (the “Bylaws”) and the Director Resignation Policy, each of which will take effect upon the effectiveness of the corresponding proposed amendments to the Certificate of Incorporation.

Additions are indicated by bold, double-underlining and deletions are indicated by ~~strike-outs~~.

Certificate of Incorporation Amendment to Change the Vote for Approval of Certain Shareholder Matters

Amendment to Article VIII of the Certificate of Incorporation:

Article VIII of the Certificate of Incorporation will be amended and restated to read in its entirety as follows:

Article VIII

Shareholders ~~-~~– Quorum~~,~~ and Voting ~~and Special Meetings~~

8. The holders of at least a majority of the outstanding Voting Stock of the Corporation shall be present in person or by proxy at any meeting of shareholders in order to constitute a quorum for the transaction of any business.~~, and the affirmative vote of at least a majority of the Corporation’s outstanding Voting Stock shall be needed to approve any matter on which such shareholders are entitled to vote except that the affirmative vote or request, as the case may be, of at least two-thirds of the Corporation’s Voting Stock shall be needed to effect a change, modification or repeal of any provision in the~~ Whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by this Certificate of Incorporation or by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon. Except as otherwise provided in this Certificate of Incorporation or ~~By-Laws and to call a Special Meeting of shareholders. This provision does not affect those circumstances under which shareholder may call a Special Meeting for the election of directors as a matter of law and the right of management to call shareholder meetings as set forth in the By-Laws.~~by law, an abstention shall not constitute a vote cast.

Amendment to Section 2.4 of the Bylaws:

Section 2.4 of the Bylaws will be amended and restated to read in its entirety as follows:

2.4 QUORUM AND VOTING REQUIREMENTS; ADJOURNMENT. Except with respect to a special meeting for the election of directors as required by law, or as otherwise provided in these Bylaws or the Certificate of Incorporation, (a) the holders of at least a majority of the outstanding shares of the Corporation shall be present in person or by proxy at any meeting of the shareholders in order to constitute a quorum for the transaction of any business, and (b) whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by the Certificate of Incorporation or by law, be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon; provided, however, that when a specified item of business is required to be voted on by a class or series (if the Corporation shall then have outstanding shares or more than one class or series), voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. The holders of a majority of shares present in person or represented by proxy at any meeting of shareholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Except as otherwise provided in Certificate of Incorporation or by law, an abstention shall not constitute a vote cast.

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APPENDIX A

Amendment to Section 3.3 of the Bylaws:

Section 3.3 of the Bylaws will be amended and restated to read in its entirety as follows:

3.3 ELECTION. ~~Directors shall be elected by the affirmative vote of the holders of a majority of the Company’s outstanding voting stock~~. Except as otherwise provided by the Certificate of Incorporation, these bylaws or by law, a nominee for director shall be elected to the Board if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for election to the Board exceeds the number of directors to be elected, Directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders held to elect directors and entitled to vote on such election of directors. For purposes of this Section 3.3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election). In the event that a nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board, within its powers, may take any appropriate action, including decreasing the number of directors, filling a vacancy or, if such nominee is an existing director, accepting such director’s resignation as a director in accordance with any applicable Corporation policy.

Director Resignation Policy

Majority Against Vote

Under the bylaws of TrustCo Bank Corp NY (“Company”), a nominee for election to the Company’s Board in an uncontested election is elected if he or she receives a majority of the votes cast in the election. The following policy and procedures address the situation in which a nominee for the Board receives more votes “against” his or her election than votes “for” his or her election (a “Majority Against Vote”).

It is the Policy of the Company that by accepting a nomination to stand for election or re-election as a Director of the Company or an appointment as Director to fill a vacancy or new directorship, each candidate, nominee or appointee agrees that if, in an uncontested election of Directors, he or she receives a Majority Against Vote, the Director must promptly (and no later than five days after the filing date of the Company’s Form 8-K disclosing the results of the election) tender a written offer of resignation to the Board. For purposes of this policy, an “uncontested election of directors” is any election of directors in which the number of nominees for election does not exceed the number of directors to be elected.

The Nominating and Corporate Governance Committee of the Board must promptly (and no later than the date of the next regularly scheduled date for a meeting of the Board), consider the Director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board must act on the committee’s recommendation not later than the next regularly scheduled board meeting after receipt of the recommendation.

In evaluating the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board may consider all factors they deem relevant, including the perceived reasons for the Majority Against Vote, the qualifications and tenure of the Director, the Director’s past and expected future contributions to the Company, the overall composition of the Board and whether accepting the resignation would cause the Company to violate any applicable rule or regulation (including Nasdaq listing standards and federal securities laws) or any of its material agreements and] whether the resignation would be in the best interests of the Company and its shareholders.

In determining what action to recommend or take regarding the Director’s resignation, each of the Nominating and Corporate Governance Committee and the Board may consider a range of alternatives as they deem appropriate, including accepting the resignation, rejecting the resignation, rejecting the resignation to allow the Director to remain on the Board but agreeing that the Director will not be nominated for re-election to the Board at the next election of Directors, deferring acceptance of the resignation until the Board can find a replacement Director with the necessary qualifications to fill the vacancy that accepting the resignation would create, or deferring acceptance of the resignation if the Director can cure the underlying cause of the Majority Against Vote within a specified period of time.

After the Board makes a formal decision on the Committee’s recommendation, the Company will publicly disclose this action in a Form 8-K filed with the Securities and Exchange Commission within four business days of the decision. If the Board has determined to take any action other than acceptance of the resignation, the Form 8-K shall also include the Board’s rationale supporting its decision.

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APPENDIX A

Any Director who tenders his or her offer of resignation pursuant to this policy may not participate in any deliberations or actions by the Nominating and Corporate Governance Committee or the Board regarding his or her resignation but shall otherwise continue to serve as a Director during this period.

If other Directors who are members of the Nominating and Corporate Governance Committee receive a Majority Against Vote in the same uncontested election of Directors, so that a quorum of the committee cannot be achieved, then the other independent Directors on the Board who received more votes “for” or “in favor” than “against” (or “withheld”) in that election will consider and decide what action to take regarding the resignation of each Director who received a Majority Against Vote. If three or more independent Directors on the Board received a Majority Against Vote in the same election, then all independent Directors on the Board shall participate in deliberations and actions regarding Director resignations except that no Director can participate in the vote on his or her own resignation.

Certificate of Incorporation Amendment to Declassify the Board of Directors

Amendment to Article VI of the Certificate of Incorporation:

Article VI of the Certificate of Incorporation will be amended and restated to read in its entirety as follows:

Article VI

Directors; Election and Classification

6. The entire board of directors~~, consisting~~ shall consist of not less than five (5) members and not more than fifteen (15) members.~~, shall be divided into three (3) classes of not less than two (2) members each, which classes are hereby designated as Class A, Class B and Class C. The number of directors of Class A shall equal one-third (1/3) of the total number of directors as determined in the manner provided in the Bylaws (with any fractional remainder to count as one); the number of directors of Class B shall equal one-third (1/3) of said total number of directors (or the nearest whole number thereto); and the number of directors in Class C shall equal said total number of directors minus the aggregate number of directors in Classes A and B. At the election of the first board of directors, the class of each of the members then elected shall be designated. The term of office of each member then designated as a Class A director shall expire at the annual meeting of shareholders next ensuing, that of each member then designated as a Class B director at the annual meeting of shareholders one year thereafter, and that of each member then designated as a Class C director at the annual meeting of shareholders two years thereafter. At each annual meeting of shareholders held after the election and classification of the first board of directors~~ Commencing with the 2020 annual meeting of shareholders, directors to succeed those whose terms expire at ~~such~~each annual meeting shall be elected to hold office for a term expiring at the ~~third~~next succeeding annual meeting of shareholders and until their respective successors are elected and have qualified or until their respective earlier displacement from office by resignation, removal or otherwise. Any director elected prior to the annual meeting of shareholders in 2020 for a term that expires at the annual meeting of shareholders in 2021 or the annual meeting of shareholders in 2022 shall continue to hold office until the end of the term for which such director was elected. The division of directors into classes shall terminate at the annual meeting of shareholders in 2022, from and after which all directors will stand for election annually.

The board of directors of the Corporation shall have the authority to establish from time to time the exact number of directors, as shall be set forth in resolutions that may be adopted by the board of directors.

Amendment to Section 3.2 of the Bylaws:

Section 3.2 of the Bylaws will be amended and restated to read in its entirety as follows:

3.2 NUMBER; QUALIFICATION; TERM OF OFFICE. Subject to Section 702(b) of the Business Corporation Law, the number of directors constituting the Entire Board may be changed from time to time by action of the shareholders or the Board, provided that such number shall not be less than five or more than fifteen. The directors shall be ~~divided into three classes as nearly equal in number as may be, one class to be~~ elected each year for a term ~~of three years and until their successors are elected and qualified~~as provided in the Certificate of Incorporation.

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APPENDIX B

APPENDIX B: 2019 EQUITY INCENTIVE PLAN

TrustCo Bank Corp NY

2019 EQUITY INCENTIVE PLAN

1.	Establishment and Amendment, Purpose, and Effective Date of Plan.

(a)

Establishment of the Plan. On February 19, 2019 the Board adopted, subject to the approval of the stockholders, the “TRUSTCO BANK CORP NY 2019 EQUITY INCENTIVE PLAN” which permits the grant of short-term and long-term incentives. If approved by the stockholders, this Plan will replace the TrustCo Bank Corp NY 2010 Equity Incentive Plan and the TrustCo Bank Corp NY Amended and Restated 2010 Directors Equity Incentive Plan (the “Predecessor Plans”) and no further awards will be made under the Predecessor Plans. However, awards made under the Predecessor Plans will continue to be governed by the terms of the Predecessor Plans.

(b)

Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting and retaining members of the Board and to encourage them to acquire a larger ownership in the Company and by providing to certain key employees additional incentives and motivation toward superior performance of the Company and its Subsidiaries through the opportunity to acquire equity ownership in the Company, and by enabling the Company and its Subsidiaries to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent. At the same time, the Board and Committee will work together to ensure that the implementation of the Plan, in conjunction with the Company’s other compensation policies and practices, does not create risks that are reasonably likely to have a material adverse effect on the Company.

2.	Definitions.

(a)	Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below.

(i)	“Award” means any Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit or Performance Share granted under the Plan.

(ii)	“Award Agreement” means the agreement (which may be in electronic format) that sets forth the terms, conditions and limitations applicable to an Award.

(iii)	“Board” means the Board of Directors of the Company.

(iv)

“Cause” means conduct of a Participant that involves the commission of an act of fraud, embezzlement or theft constituting a felony against the Company or any Subsidiary as finally determined by a court of competent jurisdiction or an unequivocal admission by the Participant.

(v)	“Change-in-Control” shall have the meaning ascribed thereto in Section 13(b).

(vi)	“Code” means the Internal Revenue Code of 1986, as amended.

(vii)

“Committee” means the Compensation Committee of the Board or such other committee appointed from time to time by the Board to administer the Plan. The Committee shall consist of two or more members, each of whom shall qualify as a “non-employee director,” as the term (or similar or successor term) is defined by Rule 16b-3.

(viii)	“Company” means TrustCo Bank Corp NY, a New York corporation.

(ix)	“Director” means a member of the Board or the board of directors of Trustco Bank.

(x)

“Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Participant also will be deemed to have a “Disability” if determined to be totally disabled by the Social Security Administration.

(xi)

“Eligible Employee” means any executive, key managerial employee or other employee of the Company or its Subsidiaries, or any branch or division thereof, who is a regular, full-time, salaried employee. An Eligible Employee who, with the approval of the Board or the Committee, enters into a written agreement (a “Continuing Participant Agreement”) with the Company or its Subsidiaries to remain a continuing participant in the Plan, which such agreement will be effective upon such person ceasing to be a regular, full-time, salaried employee of the Company or a Subsidiary, shall continue to be an Eligible Employee for purposes of the Plan and shall not be deemed to incur a Separation from Service during the term of such

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APPENDIX B

Continuing Participant Agreement, unless, with respect to an Award that is not exempt from Code Section 409A, such person has had a Separation from Service within the meaning of Code Section 409A.

(xii)

“Fair Market Value” means the closing price of the Stock as reported on the NASDAQ Global Select Market, or such other system as may supersede it, on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

(xiii)

“Option” means the right to purchase Stock at a stated price for a specified period of time (subject to Section 7(c)). For purposes of the Plan, an Option may be either (1) an “Incentive Stock Option,” or “ISO,” within the meaning of Section 422 of the Code, (2) a “Nonstatutory (Nonqualified) Stock Option,” or “NSO,” or (3) any other type of option encompassed by the Code.

(xiv)	“Participant” means any Eligible Employee or any Director designated by the Committee to participate in the Plan.

(xv)	“Performance Period” means the time period during which the performance goals must be met with respect to any Award subject to performance goals.

(xvi)

“Period of Restriction” means the period during which the transfer of shares of Restricted Stock is restricted pursuant to Section 9(g) of the Plan or Restricted Stock Units are restricted pursuant to Section 10(b) of the Plan.

(xvii)	“Plan” means the TrustCo Bank Corp NY 2019 Equity Incentive Plan as set forth herein and any amendments hereto.

(xviii)

“Previously-Acquired Share” means a share of Stock acquired by the Participant or any beneficiary of the Participant, and if so acquired, such share of Stock has been held for a period of not less than six months, or such shorter period as the Committee may prescribe.

(xix)	“Qualified Change-in-Control” shall have the meaning ascribed thereto in Section 13(d).

(xx)	“Restricted Stock” means Stock granted to a Participant pursuant to Section 9 of the Plan.

(xxi)	“Restricted Stock Unit” means a right to receive a payment in cash or shares of Stock equal to the value of a share of Stock, pursuant to Section 10 of the Plan.

(xxii)

“Retirement” means a Participant’s Separation from Service other than for Cause or because of the Participant’ death or Disability, at or after the Participant’s (1) age 65 (“Normal Retirement Date”) or (2) age 55 (but prior to age 65), with ten or more years of service, or such other date prior to age 65 which constitutes an Early Retirement Date (“Early Retirement Date”) as defined from time to time under the Retirement Plan of Trustco Bank. For purposes hereof, the phrase “years of service” has the meaning ascribed to the term “Credited Years of Service” under the Amended and Restated Trustco Bank and TrustCo Bank Corp NY Supplemental Retirement Plan dated January 1, 2008. Retirement shall not apply to Directors.

(xxiii)

“Rule 16b-3” means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended. Rule 16b-3 generally provides exemptions from the short-swing profit recovery provisions of Section 16(b) for transactions between an issuer and its officers or directors, including the grant and exercise of options and other equity-related awards.

(xxiv)

“Separation from Service” means a termination of the Participant’s employment or service with the Company and all of its controlled group members within the meaning of Code Section 409A. Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the Company and Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than 25% of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six month period (or the full period of services to the Company if the Participant has been providing services to the Company less than thirty-six months). For periods during which a Participant is on a paid bona fide leave of absence (as defined in Treas. Reg. §1.409A-1(h)(1)(i)) and has not otherwise terminated employment, the Participant is treated as providing bona fide services at a level equal to the level of services that the Participant would have been required to perform to receive the compensation paid with respect to such leave of absence. Periods

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APPENDIX B

during which a Participant is on an unpaid bona fide leave of absence (as defined in Treas. Reg. §1.409A-1(h)(1)(i)) and has not otherwise terminated employment are disregarded for purposes of this definition (including for purposes of determining the applicable thirty-six month period). There is no Separation from Service of a Participant with the Company (or any of its controlled group members within the meaning of Code Section 409A) where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of the Participant by the Company or any of controlled group members within the meaning of Code Section 409A.

(xxv)	“Stock” or “Common Stock” means the common stock of the Company.

(xxvi)

“Stock Appreciation Right” and “SAR” mean the right to receive a payment in cash or shares of Stock from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over a specified price fixed by the Committee on the date of grant, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant, with respect to a number of shares of Stock fixed on or before the date of grant.

(xxvii)

“Subsidiary” means a corporation of which stock possessing 50% or more of the total combined voting power of all classes of its stock entitled to vote generally in the election of directors is owned in the aggregate by TrustCo Bank Corp NY directly or indirectly through one or more subsidiaries.

(xxviii)

“Ten Percent Shareholder” means an Eligible Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (both as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

(b)

Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

3.	Eligibility and Participation.

(a)

Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those Eligible Employees and Directors who, in the opinion of the Committee, are Eligible Employees or Directors in a position to contribute to the Company’s continued growth and development and to its long-term financial success.

(b)

Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

4.	Administration.

(a)

Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Eligible Employees and Directors who are to be recipients of such Awards. The Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board (or the independent members of the Board) may act as the Committee hereunder.

(b)

Delegation of Authority. The Committee may authorize the Chief Executive Officer of the Company and other senior officers of the Company to recommend officers and employees to be recipients of Awards, to determine the terms, conditions, form and amount of any such Awards, and to take such other actions which the Committee is authorized to take under the Plan, provided that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act.

(c)

Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee. Such terms and conditions need not be the

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APPENDIX B

same in all cases. The Award Agreement shall be delivered to and signed by an authorized officer of the Company and, if required, by the Participant. An Award Agreement and any required signatures thereon or authorization or acceptance thereof may be in electronic format.

5.	Stock Subject to Plan.

(a)

Number of Shares Available for Awards. The total number of shares of Stock that may be issued pursuant to Awards under the Plan may not exceed 2,000,000 shares of Stock, all of which may be granted as ISOs. Such number of shares shall be subject to adjustment upon occurrence of any of the events indicated in Section 5(c). The shares of Stock to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

(b)

Reuse of shares of Stock. If shares of Stock subject to an outstanding Award under this Plan are not issued, or are cancelled by reason of the failure to earn the shares of Stock issuable under, or the forfeiture, termination, surrender, cancellation or expiration of, such Award, then the shares of Stock subject to such Award shall again, to the extent of such forfeiture, cancellation, termination, expiration or surrender, be available for Awards under the Plan. However, shares of Stock shall not again be available for Awards under the Plan if (i) such shares of Stock are surrendered or withheld as payment of either the exercise price or of withholding taxes in respect of an Award or (ii) such shares of Stock have been reacquired by the Company in the open market using the proceeds of amounts received upon the exercise of Options. In addition, the exercise or settlement of a SAR Award reduces the shares of Stock available under the Plan by the total number of shares to which the exercise or settlement of the SAR Award relates, not just the net number of shares of Stock actually issued upon exercise or settlement. Awards payable or settled solely in cash shall not reduce the number of shares of Stock available for issuance under the Plan. Shares of Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of Shares available for issuance under the Plan.

(c)

Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares or other similar corporate change, the aggregate number of shares of Stock available for issuance under Section 5(a), subject to each outstanding Award and the other terms thereof, shall be adjusted appropriately by the number of shares, kind of shares or other consideration subject to such Awards as the Committee determines, which determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

6.	Duration of Plan.

(a)

Duration of Plan. The Plan shall remain in effect, subject to the Board’s right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 19, 2029.

7.	Stock Options.

(a)

Grant of Options. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant. ISOs may only be granted to Eligible Employees. NSOs may be granted to any Participant. No dividends or dividend equivalent rights shall be paid or accrued on Options.

(b)

Option Price. No Option granted pursuant to the Plan shall have an Option exercise price that is less than the Fair Market Value of the Stock on the date the Option is granted. An ISO granted to a Ten-Percent Shareholder, shall have an Option Price which is not less than 110% of the Fair Market Value of the Stock on the date the ISO is granted.

(c)

Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options. The Committee shall determine the period of time during which an Option may be exercised, which such period shall be specifically set forth in the Award

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Agreement; provided, however, that no Option shall be exercisable after ten years from the date of grant (five years in the case of an ISO granted to an employee who is a Ten-Percent Shareholder on the date of grant).

(d)

Payment. Options shall be exercised by the delivery of a written (or electronic) notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option exercise price upon exercise of any Option shall be payable to the Company in full:

(i)	in cash or its equivalent (including, for this purpose, the proceeds from a third-party broker-assisted “cashless” exercise);

(ii)	by tendering Previously-Acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option price;

(iii)	by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law; or

(iv)	by a combination of (i), (ii), and (iii), above.

(e)

Limitations on ISOs. All shares authorized for issuance under the Plan may be issued pursuant to Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(i)

the aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (together with any other “incentive stock options” within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and all other plans of the Company, its parent (if any) and any Subsidiary) shall not exceed $100,000.00 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options;

(ii)

any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options;

(iii)	all Incentive Stock Options must be granted within ten years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan was approved by the stockholders; and

(iv)

unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant (five years in the case of Incentive Stock Options granted to a Ten-Percent Shareholder).

(f)

Termination Due to Death, Disability or Retirement. In the event the employment of a Participant with the Company is terminated by reason of death, Disability, or Retirement or the service of a Director is terminated by reason of death or Disability, any outstanding Options shall vest 100% and be deemed exercisable in full as of such termination. Such Options may be exercised at any time prior to the expiration date of the Options or within three years after such date of termination, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options are not exercised within three months after date of termination, or twelve months in the case of death or Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

(g)

Termination other than Due to Death, Disability or Retirement and other than for Cause. Except as provided in Section 13(a)(ii)(2) below, if the employment of the Participant or service of a Director shall terminate for any reason other than death, Disability or Retirement, or other than involuntarily for Cause, the rights under any then-outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or three months after such date of termination of employment or service, whichever first occurs; provided, however, that no vesting of any Options that are not vested as of the date of termination of employment or service shall occur after such date of termination.

(h)	Termination for Cause. Where termination is involuntarily for Cause, rights under all Options, whether or not such Options are vested, shall terminate immediately upon such termination.

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(i)

Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(i)	the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)	a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)	a partnership in which such Immediate Family Members are the only partners;

provided, however, that with respect to any of the foregoing permissible transfers:

(i)	there may be no consideration for such transfer;

(ii)	the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7(i); and

(iii)

subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11 hereof the term “Participant” shall be deemed to refer to the transferee. The provisions of Sections 7 and 13 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 13.

(j)

Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

8.	Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights (“SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee. No dividend or dividend equivalent rights shall be paid or accrued on SARs.

(b)	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

(c)	Price. No SAR granted pursuant to the Plan shall have a price that is less than the Fair Market Value of the Stock on the date the SAR is granted.

(d)	Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

(i)	the difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

(ii)	the number of shares with respect to which the Stock Appreciation Right is exercised.

(e)

Form and Timing of Payment. Payment for SARs shall be made in cash or in shares of Stock as determined by the Committee and set forth in the SAR Award Agreement. Such payment shall be made as soon as reasonably practicable following the date of exercise of such SARs.

(f)	Term of SAR. The term of an SAR granted under the Plan shall expire no later than ten years after the date of grant.

(g)

Termination of Employment or Service. Except as provided in Section 13(a)(ii)(2) below, in the event the employment or service of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7(f), 7(g) and 7(h) herein.

(h)

Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

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9.	Restricted Stock.

(a)

Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Subject to the terms and conditions of this Section 9 and the Award Agreement, upon delivery of shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such Restricted Shares, subject to the terms and restrictions set forth in this Section 9 or the applicable Award Agreement or as determined by the Committee.

(b)

Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws and may add a legend to the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c)

Rights as a Shareholder. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. However, all dividends or distributions whether paid in shares of Stock or cash, shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

(d)

Termination of Employment or Service Due to Death or Disability During Period of Restriction. In the event of a Participant’s termination of employment or service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection 9(g) hereof shall automatically terminate upon such termination if such Period of Restriction is based solely on time. If the Period of Restriction is based on the achievement of performance goals the Period of Restriction shall terminate on the date of death or Disability as to a pro rata number of shares or Restricted Stock subject to the Period of Restriction at target based on the number of months’ service during the Performance Period and the remainder of the shares of Restricted Stock shall automatically be forfeited and returned to the Company.

(e)

Termination of Employment or Service for Reasons other than Death or Disability During Period of Restriction. Except as provided in Section 13(a)(ii)(2) below, in the event of a Participant’s termination of employment or service for any reason other than those set forth in Section 9(d) hereof during the Period of Restriction, then any shares of Restricted Stock still subject to the Period of Restriction at the date of such termination automatically shall be forfeited and returned to the Company.

(f)

Delivery of Shares. Subject to the other provisions of the Plan, after the last day of the Period of Restriction applicable to a Participant’s shares of Restricted Stock (whether through the lapse of time or early termination as provided above), and after all conditions and restrictions applicable to such shares of Restricted Stock have been satisfied or lapsed (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such shares of Restricted Stock shall become freely transferable by such Participant.

(g)

Nontransferability During Period of Restriction. The shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock.

10.	Restricted Stock Units.

(a)

Grant of Restricted Stock Units. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan to such Participants and in such amounts as it shall determine. Restricted Stock Units shall be similar to Restricted Stock, except no shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units. Such entitlements of a Participant with respect to his or her outstanding Restricted Stock Units shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement. Each Restricted Stock Unit shall initially represent one share of Stock.

(b)

Other Conditions and Restrictions. Payment with respect to Restricted Stock Units shall not be made or such period of time as shall be determined by the Committee and shall be specified in the Award Agreement for the grant of the Restricted Stock Units, or upon earlier satisfaction of other conditions (which may include the

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attainment of performance goals), as specified by the Committee in its sole discretion and set forth in the Award Agreement for the grant of the Restricted Stock Units. The Committee shall impose such other restrictions on Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws.

(c)	Rights as a Shareholder. A Participant shall have no voting rights, and no rights to dividends or other distributions, with respect to any Restricted Stock Units.

(d)

Separation from Service Due to Death or Disability During Period of Restriction. In the event of a Participant’s termination of employment or service because of death or Disability during the Period of Restriction, the Period of Restriction applicable to the Restricted Stock Units pursuant to Subsection 10(h) hereof shall automatically terminate upon such termination if such Period of Restriction is based solely on time. If the Period of Restriction is based on the achievement of performance goals the Period of Restriction shall terminate on the date of death or Disability as to a pro rata number of shares or Restricted Stock subject to the Period of Restriction at target based on the number of months’ service during the Performance Period and the remainder of the shares of Restricted Stock shall automatically be forfeited and returned to the Company.

(e)

Separation from Service for Reasons other than Death or Disability During Period of Restriction. Except as provided in Section 13(a)(ii)(2) below, in the event of a Participant’s Separation from Service for any reason other than those set forth in Sections 109(d) hereof during the Period of Restriction, then any Restricted Stock Units still subject to the Period of Restriction at the date of such Separation from Service automatically shall be forfeited and returned to the Company.

(f)

Payment of Restricted Stock Units. Subject to the other provisions of the Plan (including section 10(d)), after the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by payment in shares of Stock or cash as set forth in the Award Agreement determined by reference to the then-current Fair Market Value of Shares.

(g)

Compliance With Section 409A. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit shall be paid in full to the Participant no later than the fifteenth day of the third month after the end of the first calendar year in which the Restricted Stock Unit is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee provides in an Award Agreement that a Restricted Stock Unit is intended to be subject to Code Section 409A, the Award Agreement shall include terms that are intended to satisfy the requirements of Section 409A.

(h)

Nontransferability. Restricted Stock Units, and all rights with respect to Restricted Stock Units, granted to a Participant under the Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

11.	Beneficiary Designation.

Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

12.	Rights of Eligible Employees.

(a)

Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company. Neither the Plan nor any Award will confer for any Participant who is a Director any right with respect to continuing the Participant’s service as a Director with the Company, nor will it interfere in any way with the Participant’s right or the Company’s right (or the right of the Company’s stockholders) to terminate such relationship at any time, with or without Cause, to the extent permitted by applicable law.

(b)	Participation. No Eligible Employee or Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

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13.	Change-in-Control.

(a)	Acceleration of Vesting.

Except as expressly provided otherwise in an Award Agreement and subject to Section 13(c), in the event of a Participant’s termination by the Company, its successor, or a subsidiary or affiliate thereof without Cause within twenty-four (24) months following a Change-in-Control:

(1)	all Options and SARS shall immediately vest in full;

(2)

Restricted Stock Units that vest based solely on time shall immediately vest and Restricted Stock Units that vest on the achievement of performance goals shall vest as to a prorata payment at target based on the number of months’ service during the Performance Period provided that if the Performance Period has been completed prior to the termination and the Restricted Stock Units have not been settled then the Restricted Stock Units shall be paid out based on actual performance and in all events any amounts shall be settled and paid out on or immediately following the date of termination (but in no event later than thirty (30) days following such date);

(3)

the Period of Restriction based solely on time applicable to the Restricted Stock shall immediately terminate and if the Period of Restriction is based on the achievement of performance goals, the Period of Restriction shall terminate as to a prorata number of shares of Restricted Stock subject to the Period of Restriction at target based on the number of months’ service during the Performance Period provided that if the Performance Period has been completed and the Period of Restriction has not yet lapsed then the number of shares of Stock shall be paid out at actual performance and in all events the remainder of the shares of Restricted Stock shall automatically be forfeited and returned to the Company;

(4)

Notwithstanding the foregoing, if any of the Awards are not assumed and are terminated at the time of the Change in Control as set forth in Section 14(c)(2) then all such Awards that are not assumed or replaced shall vest in the amounts set forth above in this Section 13(a) immediately prior to the Change in Control.

(b)	Definition. For purposes of the Plan, a “Change-in-Control” shall mean any one or more of the following:

(i)

any individual, corporation (other than the Company or Trustco Bank, which, for purposes of this Section 13(b), are collectively referred to as the “Companies”), partnership, trust, association, pool, syndicate, or any other entity or group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of either of the Companies possessing 20% or more of the voting power for the election of directors of either of the Companies; or

(ii)

there shall be consummated any consolidation, merger or other business combination involving either of the Companies or the securities of either of the Companies in which holders of voting securities immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of either of the Companies (or, if either of the Companies does not survive such transaction, voting securities of the entity or entities surviving such transaction) having 60% or less of the total voting power in an election of directors of either of the Companies (or such other surviving entity or entities); or

(iii)

during any period of two consecutive years, individuals who at the beginning of such period constitute the directors of either of the Companies cease for any reason to constitute at least a majority thereof unless the election, or nomination for election by either of the Companies’ shareholders, of each new director of either of the Companies was approved by a vote of at least two-thirds of the directors of either of the Companies then still in office who were directors of either of the Companies at the beginning of any such period; or

(iv)

there shall be consummated at any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of either of the Companies to a party which is not controlled by or under common control with either of the Companies.

(c)

Compliance with Section 409A. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, if a Change-in-Control that is not a “Qualified Change-in-Control” (as defined below) occurs, and payment or distribution of an Award constituting deferred compensation subject to Section 409A of the Code would otherwise be made or commence on the date of such Change-in-Control (pursuant to the Plan, the Award Agreement or otherwise), (i) the vesting of such Award shall accelerate in accordance with the Plan and the Award Agreement, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Section 409A, and (iii) in the event any such payment or distribution is deferred in

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accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee. The Committee shall not extend the period to exercise an Option or SAR to the extent that such extension would cause the Option or SAR to become subject to Code Section 409A. Additionally, the Committee shall not take any action pursuant to this Section 13 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

(d)

Qualified Change-in-Control Defined. For purposes hereof, a “Qualified Change-in-Control” means a Change-in-Control that qualifies as a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v) and the regulations promulgated thereunder.

14.	Amendment, Modification and Termination of Plan.

(a)

Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(i)	except as is provided in Section 5(c), increase the maximum number of Shares that may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 5(a);

(ii)	except as is provided in Section 5(c), decrease the minimum Option Price or Grant Price requirements of Sections 7(b) and 2(a)(xxvi), respectively;

(iii)	change the class of persons eligible to receive Awards under the Plan;

(iv)	extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 7 or Section 8, as applicable; or;

(v)	otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3),, or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) any amendment or modification of any Award or Award Agreement must comply with Section 18.

(b)

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 5(c)) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise.

(c)

Corporate Events. Except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation; (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash; (iii) a Change in Control;

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or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Board or the Committee may, in its discretion, provide for any one or more of the following:

(1)

that such Awards be assumed or substituted in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection 5(c) above, and to the extent such Awards are Performance Shares, Performance Units or other Awards that vest subject to the achievement of performance goals, such performance goals or similar performance criteria shall be appropriately adjusted to reflect the Corporate Event; and

(2)

that any or all vested and/or unvested Awards be cancelled as of the consummation of such Corporate Event, and that Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall only be entitled to consideration in respect of cancellation of such Awards if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration).

Payments to holders pursuant to clause (2) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the Corporate Event if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock; and (iii) deliver customary transfer documentation as reasonably determined by the Committee. Additionally, neither the Board nor the Committee shall make any adjustment pursuant to this Section 14 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

15.	Tax Withholding.

(a)

Tax Withholding. The Company shall deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

(b)

Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to no more than the maximum statutory withholding that would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

16.	Indemnification.

Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

TrustCo Bank Corp NY 2019 Proxy Statement 69

APPENDIX B

17.	Incentive-Based Compensation Recovery.

Notwithstanding any other provision to the contrary of the Plan, any Award or agreement relating to an Award, any Award and any shares of Stock, cash or other compensation received by an Eligible Employee pursuant to this Plan that constitute incentive-based compensation may be subject to recovery by the Company under any compensation recovery, recoupment or clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company may be required to adopt under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Stock may be listed. Each Eligible Employee shall promptly return any such incentive-based compensation that the Company determines it is required to recover from such Eligible Employee under any such policy.

18.	Repricing.

Notwithstanding any provision of the Plan to the contrary, neither the Board nor a Committee may authorize the repricing of an Award without the prior approval of the Company’s shareholders. For this purpose, the term “repricing” shall mean any of the following or any other action that has the same effect: (a) to lower the exercise price or price per share of an Award after it is granted, (b) to purchase for cash or shares an outstanding Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock, (c) to take any other action that is treated as a repricing under generally accepted accounting principles or (d) to cancel an Award at a time when its exercise price or price per share exceeds the Fair Market Value of the Stock in exchange for another Award or Company equity. For purposes of this Section 18, however, an adjustment pursuant to Section 5(c) shall not be deemed to be a repricing.

19.	Requirements of Law.

(a)

Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)

Governing Law. The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

(c)

Code Section 409A. Anything under the Plan or an Award Agreement to the contrary notwithstanding, to the extent applicable, it is intended that any Awards under the Plan which provide for a “deferral of compensation” subject to Section 409A of the Code and rules, regulation and guidance issued thereunder (collectively, Code Section 409A) shall comply with the provisions of Code Section 409A and the Plan and all applicable Awards shall be construed and applied in a manner consistent with this intent. In furtherance thereof, any amount constituting a “deferral of compensation” under Treasury Regulation Section 1.409A-1(b) that is payable to a Participant upon a Separation from Service of the Participant (within the meaning of Treasury Regulation Section 1.409A-1(h)) (other than due to the Participant’s death), occurring while the Participant shall be a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)) of the Company or applicable Subsidiary, shall not be paid until the earlier of (x) the date that is six months following such Separation from Service or (y) the date of the Participant’s death following such Separation from Service.

(d)

Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares of Stock or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of shares of Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

70 TrustCo Bank Corp NY 2019 Proxy Statement

TRUSTCO BANK CORP NY ATTN: MICHAEL HALL 5 SARNOWSKI DRIVE GLENVILLE, NY 12302    SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time, May 22, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time, May 22, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    E59094-P19462 KEEP THIS PORTION FOR YOUR RECORDS    THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY    TRUSTCO BANK CORP NY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors for a three-year term expiring at the 2022 Annual Meeting of Shareholders. Nominees: 01) Dennis A. DeGennaro 02) Brian C. Flynn    To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.    The Board of Directors recommends you vote FOR the following proposals: 2. Amendment of Certificate of Incorporation to change the vote required for approval of certain shareholder matters. 3. Amendment of Certificate of Incorporation to declassify the Board of Directors. 4. Approval of the 2019 TrustCo Bank Corp NY Equity Incentive Plan. 5. Approval of a nonbinding advisory resolution on the compensation of TrustCo’s named executive officers. 6. Ratification of the appointment of Crowe LLP as independent auditors for 2019.    For Against Abstain    For address changes and/or comments, please check this box and write them ! on the back where indicated. Please indicate if you plan to attend this meeting. ! ! Yes No    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.    E59095-P19462    REVOCABLE PROXY TRUSTCO BANK CORP NY Annual Meeting of Shareholders May 23, 2019 10:00 AM This proxy is solicited by the Board of Directors The person whose name and signature appears hereon hereby appoints Barry D. Kramer and William F. Terry, and each of them, the proxy or proxies of such person, with full power of substitution, to vote as indicated herein all shares of common stock of TrustCo Bank Corp NY which such person is entitled to vote at the Annual Meeting, to be held at Trustco Bank’s Loan Center, 6 Metro Park Road, Albany, New York 12205, at 10:00 AM Eastern Time on May 23, 2019, and at any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations noted on the reverse of this card and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment thereof. The undersigned acknowledges receipt from TrustCo Bank Corp NY prior to the execution of this proxy of a Notice of the Annual Meeting, the proxy statement, and Annual Report. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

TRUSTCO Bank Corp NY Your vote matters. Vote your shares today. P03382-EPB